                           FIRST AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT
                                   BETWEEN THE
                       POKAGON BAND OF POTAWATOMI INDIANS
                                       AND
                      GREAT LAKES GAMING OF MICHIGAN, LLC,
                      (F/K/A GREAT LAKES OF MICHIGAN, LLC)

















                          DATED AS OF OCTOBER 16, 2000



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                                TABLE OF CONTENTS

1   RECITALS...................................................................1

2   DEFINITIONS................................................................2

3   ENGAGEMENT; BUSINESS BOARD; COMPLIANCE....................................16
         Engagement of Manager................................................16
         Term.................................................................16
         Status of Gaming Site................................................17
         Dominion and Operation of Business Board.............................17
         Manager Compliance with Law; Licenses................................17
         Compliance with Compact..............................................17
         Fire and Safety......................................................18
         Compliance with the National Environmental Policy Act................18
         Commencement Date....................................................18

4   BUSINESS AND AFFAIRS OF THE ENTERPRISE....................................18
         Manager's Authority and Responsibility...............................18
         Duties of Manager....................................................18
         Physical Duties......................................................18
         Compliance with Band Ordinances......................................19
         Required Filings.....................................................19
         Contracts in Band's Name Doing Business as the Enterprise and at
         Arm's Length.........................................................19
         Enterprise Operating Standards.......................................19
         Security.............................................................19
         Damage, Condemnation or Impossibility of the Enterprise..............20
         Alcoholic Beverages and Tobacco Sales................................20
         Employees............................................................20
         Manager's Responsibility.............................................20
         Enterprise Employee Policies.........................................20
         Senior Employees.....................................................20
         Enterprise Employees.................................................21
         Removal of Employees.................................................21
         No Manager Internal Expenses; Limitation on Manager Payments.........21
         GRA Expenses.........................................................21
         Employee Background Checks...........................................22
         Indian Preference: Recruiting and Training...........................22
         Pre-Opening..........................................................23
         Operating Budget and Annual Plan.....................................24
         Adjustments to Operating Budget and Annual Plan and Capital Budget...26



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         Capital Budgets......................................................26
         Capital Replacements.................................................27
         Capital Replacement Reserve..........................................28
         Periodic Contributions to Capital Replacement Reserve................28
         Use and Allocation of Capital Replacement Reserve....................28
         Indian Preference: Vendors and Contractors...........................29
         Internal Control Systems.............................................29
         Banking and Bank Accounts............................................30
         Enterprise Accounts..................................................30
         Daily Deposits to Depository Account.................................30
         Disbursement Accounts................................................31
         No Cash Disbursements................................................31
         Transfers Between Accounts...........................................31
         Insurance............................................................32
         Transfers from Creation Account to Disbursement Accounts.............31
         Accounting and Books of Account......................................32
         Statements...........................................................32
         Books of Account.....................................................32
         Accounting Standards.................................................33
         Annual Audit.........................................................33
         Manager's Contractual Authority......................................33
         Retail Shops and Concessions.........................................34
         Entertainment Approvals..............................................34
         Litigation...........................................................34


5        MANAGEMENT FEE, DISBURSEMENTS, AND OTHER
         PAYMENTS BY MANAGER..................................................35
         Management Fee.......................................................35
         Fee Subordinated.....................................................35
         Disbursements........................................................35
         Adjustment to Bank Account...........................................36
         Payment of Fees and Band Disbursement................................36
         Minimum Guaranteed Monthly Payment...................................37
         Payment of Net Revenues..............................................38
         Harrah's Termination Agreement.......................................39


6        ENTERPRISE NAME; MARKS...............................................39
         Enterprise Name......................................................39
         Marks................................................................39
         Signage..............................................................40


7        TAXES................................................................40







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         State and Local Taxes................................................40
         Band Taxes...........................................................40
         Compliance with Internal Revenue Code................................41


8        BUY-OUT OPTION.......................................................41


9        EXCLUSIVITY; NON-COMPETITION.........................................41
         Exclusivity in Michigan..............................................41
         Indiana Casino.......................................................41
         Non-Competition......................................................41
         Permitted Assignment; Change of Control..............................42
         Restrictions on Collateral Development...............................44

10       REPRESENTATIONS, WARRANTIES, AND COVENANTS...........................45
         Representations and Warranties of the Band...........................45
         Due Authorization....................................................45
         Valid and Binding....................................................45
         Pending Litigation...................................................45
         Band Covenants.......................................................45
         No Impairment of Contract............................................45
         Waiver of Sovereign Immunity.........................................45
         Valid and Binding....................................................45
         Legal Compliance.....................................................46
         No Termination.......................................................46
         Representations and Warranties of Manager............................46
         Due Authorization....................................................46
         Valid and Binding....................................................46
         Litigation...........................................................46
         Certifications.......................................................47
         Manager Covenants....................................................47
         Noninterference in Band Affairs......................................47
         Prohibition of Payments to Members of Band Government................47
         Prohibition of Hiring Members of Band Government.....................47
         Prohibition of Financial Interest in Enterprise......................48
         No Amendment.........................................................48
         CRC..................................................................48
         No Liens.............................................................49
         Permitted Liens......................................................49
         Authority to Execute and Perform Agreement...........................49
         Brokerage............................................................50






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11       DEFAULT..............................................................50
         Events of Default by the Band........................................50
         Events of Default by Manager.........................................50
         Material Breach; Right to Cure.......................................51


12       TERMINATION..........................................................51
         Voluntary Termination................................................51
         Termination if No NIGC Approval......................................52
         Manager Right to Terminate on Band Event of Default..................52
         Band Right to Terminate on Manager Event of Default..................52
         Band Right to Terminate for Material Adverse Change..................52
         Termination if Manager License Withdrawn or on Conviction............53
         Termination on Buy-Out...............................................54
         Involuntary Termination Due to Changes in Legal Requirements.........54
         Setoff; Recoupment...................................................55


13       DISPUTE RESOLUTION; LIQUIDATED DAMAGES...............................55
         Band's Waiver of Sovereign Immunity and Consent to Suit..............55
         Arbitration..........................................................56
         Choice of Law........................................................57
         Place of Hearing.....................................................57
         Confidentiality......................................................57
         Limitation of Actions................................................57
         Damages..............................................................57
         Consents and Approvals...............................................58
         Injunctive Relief and Specific Performance...........................58
         Action to Compel Arbitration.........................................58
         Damages on Termination for Failure to Obtain NIGC Approval...........58
         Liquidated Damages and Limitations on Remedies.......................58
         Liquidated Damages Payable by Manager................................59
         Liquidated Damages Payable by the Band...............................59
         Manager Continuing Obligations.......................................59
         Termination of Exclusivity...........................................59
         Remedies.............................................................59
         Band Injunctive Relief...............................................60
         No Setoff Against Payments to Band...................................60
         Indemnification on Termination.......................................60
         Fees not Damages.....................................................60
         Undistributed Net Revenues...........................................60






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14       CONSENTS AND APPROVALS...............................................61
         Band.................................................................61
         Manager..............................................................61


15       DISCLOSURES..........................................................61
         Shareholders and Directors...........................................61
         Warranties...........................................................61
         Disclosure Amendments................................................62
         Breach of Manager's Warranties and Agreements........................63


16       NO PRESENT LIEN, LEASE OR JOINT VENTURE..............................63


17       CONCLUSION OF THE MANAGEMENT TERM....................................63


18       MISCELLANEOUS........................................................64
         Situs of the Contracts...............................................64
         Notice...............................................................64
         Relationship.........................................................65
         Further Actions......................................................65
         Waivers..............................................................65
         Captions.............................................................66
         Severability.........................................................66
         Advances.............................................................66
         Third Party Beneficiary..............................................66
         Survival of Covenants................................................66
         Estoppel Certificate.................................................66
         Periods of Time; Time of Essence.....................................66
         Exhibits.............................................................67
         Successors and Assigns...............................................67
         Confidential and Proprietary Information.............................67
         Patron Dispute Resolution............................................67
         Modification.........................................................67
         Entire Agreement.....................................................67
         Government Savings Clause............................................68
         Preparation of Agreement.............................................68
         Consents.............................................................68
         Execution............................................................68




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                                LIST OF EXHIBITS

Exhibit A    Manager's Affiliates, Principal Shareholders, Officers and
             Directors

Exhibit A-1  Dominion Agreement

Exhibit B    Pending Band Litigation









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                 FIRST AMENDED AND RESTATED MANAGEMENT AGREEMENT

          THIS FIRST AMENDED AND RESTATED MANAGEMENT AGREEMENT has been entered into as of October 16, 2000, by and between the POKAGON BAND OF POTAWATOMI (the "Band"), and GREAT LAKES GAMING OF MICHIGAN, LLC, a Minnesota limited liability company (f/k/a Great Lakes of Michigan, LLC) ("Manager") for the operation of a gaming facility in the State of Michigan.

1.       RECITALS

1.1 The Band, pursuant to 25 U.S.C. ss.ss. 1300j et seq. (the "Restoration Act"), is a federally recognized Indian tribe recognized as eligible by the Secretary of the Interior for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.

1.2 As authorized by the Restoration Act, the Band intends to acquire the Gaming Site in the State of Michigan, to be held by the federal government in trust for the Band, on which the Band intends to construct and operate a permanent Class III gaming facility (the "Facility"); and the Band will possess sovereign governmental powers over the Gaming Site pursuant to the Band's recognized powers of self government, and the Band desires to use the Gaming Site to improve the economic conditions of its members.

1.3 Upon the transfer of the Gaming Site to the United States in trust for the Band, the Band will possess sovereign powers over the Gaming Site pursuant to the Band's recognized powers of self-government.

1.4 The Band desires to use the Gaming Site and the Facility to improve the economic conditions of its members, to enable it to serve the social, economic, educational and health needs of the Band, to increase the revenues of the Band and to enhance the Band's economic self sufficiency and self determination.

1.5 The Band wishes to establish an Enterprise, as hereinafter defined, to conduct Class II and Class III Gaming as hereinafter defined on the Gaming Site. This Agreement sets forth the manner in which the Enterprise will be managed.





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1.6          Manager has agreed to certain terms and has represented to the Band that it has the managerial and financial capacity to provide and to secure financing for the funds necessary to develop and construct the Facility, as defined herein, and to commence the operation of the Enterprise on the Gaming Site.

1.7 The Band is seeking technical experience and expertise for the operation of the Enterprise and instruction for members of the Band in the operation of the Enterprise. Manager is willing, and has represented to the Band that it is able, to provide such experience, expertise and instruction.

1.8 The Band desires to grant Manager the exclusive right and obligation to develop, manage, operate and maintain the Enterprise as described in this Agreement and to train Band members and others in the operation and maintenance of the Enterprise during the term of this Agreement. Manager wishes to perform these functions for the Band.

1.9 The Band and Lakes Gaming, Inc. ("Lakes") entered into a Management Agreement dated as of July 8, 1999 (the "Management Agreement").

1.10 Lakes has assigned its rights and obligations under the Management Agreement to Great Lakes pursuant to an Assignment and Assumption Agreement of near or even date, subject to certain terms and conditions.

1.11 This Agreement is entered into pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C.ss.2701 et seq. (the "IGRA") as that statute may be amended. All gaming conducted at the Facility will at all times comply with the IGRA, applicable Band law and the Compact.

1.12 This First Amended and Restated Management Agreement incorporates certain amendments to the Management Agreement agreed to by the parties pursuant to a First Amendment to Management Agreement dated as of October 16, 2000.


2        DEFINITIONS

         As they are used in this Agreement, the terms listed below shall have the meaning assigned to them in this Section:








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          "AGREEMENT" shall mean this Management Agreement.
          "AGREEMENTS" shall mean this Agreement and the Development Agreement.

          "AFFILIATE" means as to Manager or the Band, any corporation, partnership, limited liability company, joint venture, trust department or agency or individual controlled by, under common control with, or which directly or indirectly controls, Manager or the Band.

          "BAND EVENT OF DEFAULT" has the meaning described in ss. 11.1.

          "BAND GAMING ORDINANCE" shall mean the ordinance and any amendments thereto to be enacted by the Band, which authorizes and regulates Class II and Class III Gaming on Indian lands subject to the governmental power of the Band.

          "BAND INTEREST RATE" shall mean the lesser of (i) Wall Street Journal prime rate as of the Bank Closing plus 1%, or (ii) 10%.

          "BAND REPRESENTATIVES" shall mean the persons designated by the Pokagon Council to sit on the Business Board.

          "BANK CLOSING" means the closing on the Bank Loan.

          "BANK LENDER" shall mean the financial institution agreed upon by the parties to provide certain funding necessary to design, construct, and equip the Facility, and provide start-up capital for the Enterprise.

          "BANK LOAN" shall have the meaning defined in the Development
Agreement.

          "BIA" shall mean the Bureau of Indian Affairs of the Department of the Interior of the United States of America.

          "BUSINESS BOARD" shall mean the decision making body created pursuant to ss. 3.4 of this Agreement.

          "BUY-OUT OPTION" shall mean the Band's option to buy out this Agreement under ss. 8.

          "CAPITAL BUDGET" shall mean the capital budget described in ss. 4.12.

          "CAPITAL REPLACEMENT(S)" shall mean any alteration or rebuilding or renovation of the Facility, and any replacement of Furnishings and Equipment, the









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cost of which is capitalized and depreciated rather than being expensed under GAAP.
          "CAPITAL REPLACEMENT RESERVE" shall mean the reserve described in ss. 4.14, into which periodic contributions are paid pursuant to ss. 4.15.


          "CHANGE OF CONTROL" shall have the meaning set out in ss. 9.4.3.

          "CLASS II GAMING" shall mean Class II Gaming as defined in the IGRA.

          "CLASS III GAMING" shall mean Class III Gaming as defined in the IGRA.

          "COLLATERAL AGREEMENTS" shall mean any agreements defined as collateral agreements under 25 USC ss. 2711(a)(3) and regulations issued thereto at 25 C.F.R. ss. 502.5.

          "COMMENCEMENT DATE" shall mean the first date that Gaming is conducted pursuant to the terms of the Management Agreement in a Facility, including Gaming conducted on completion of the Initial Phase of the Facility.

          "COMPACT" shall mean the Compact between the Band and the State dated December 3, 1998 and approved in 64 Fed.Reg. No. 32, Thursday, February 18, 1999, at 8111, as the same may, from time to time, be amended; or such other compact or consent decree that may be substituted therefor.

          "COMPENSATION" shall mean the direct salaries and wages paid to, or accrued for the benefit of, any employee, including incentive compensation, together with all fringe benefits payable to or accrued for the benefit of such executive or other employee, including employer's contribution under F.I.C.A., unemployment compensation or other employment taxes, pension fund contributions, workers' compensation, group life, accident and health insurance premiums and costs, and profit sharing, severance, retirement, disability, relocation, housing and other similar benefits.

          "CONFIDENTIAL INFORMATION" shall mean the information described in ss. 18.15.

          "CONSTITUTION" shall mean the document or documents which govern the actions of the Band and, upon enactment, the Constitution of the Pokagon Band of Potawatomi Indians as ultimately approved by the Band and approved by the Secretary of the Interior.

          "CORPORATE COMMISSION" shall mean a body corporate and politic established, at the Band's discretion, by the Pokagon Council to own the Enterprise and such other businesses and assets as the Band may deem appropriate.







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          "CRC" means Casino Resource Corporation, a Minnesota corporation and its Insiders.

          "DEVELOPMENT AGREEMENT" shall mean the agreement of even date between Manager and the Band, as amended by First Amendment dated October 16, 2000.

          "DEPOSITORY ACCOUNT" shall mean the bank account described in ss. 4.19.2.

          "DISBURSEMENT ACCOUNTS" shall mean the bank account or accounts described in ss. 4.19.3.

          "DOMINION ACCOUNT" means the collateral account in favor of Lakes established under ss.4.19.6.

          "DOMINION AGREEMENT" means the collateral agreement granting and perfecting Lakes a security interest in the Dominion Account, a true copy of which is attached as Exhibit A-1.

          "EFFECTIVE DATE" shall have the meaning provided in ss. 18.22.

          "EMERGENCY CONDITION" shall have the meaning set forth in ss. 4.13.

          "ENTERPRISE" shall mean the enterprise of the Band created by the Band to engage in Class II and Class III Gaming at the Facility, and which shall include all gaming at the Facility and any other lawful commercial activity allowed in the Facility, including but not limited to the sale of alcohol, tobacco, gifts and souvenirs; provided, however, the Enterprise shall only include any hotel operated by the Band, ancillary non-Gaming activity within the Facility, or other commercial enterprise conducted by the Band which is not generally related to Class II or Class III Gaming if such hotel, non-Gaming activity or other commercial enterprise (a) is financed by, or through the guaranty of, Manager, (b) is specifically included within the Initial Scope of Work or is not a material expansion of the Initial Scope of Work, or (c) is specified by the Business Board and the Pokagon Council as being included in the Enterprise, in which case depreciation and other expenses relating to such hotel, non-Gaming activity or other commercial enterprise shall be an Operating Expense, all related revenues shall be included in Gross Revenues, and interest on all related financing shall be paid by the Enterprise; and provided further that the Enterprise shall not include a tribal gift/craft business which the Band may elect to operate, rent free, on an area of about 2,400 square feet at the Facility. The design and operation of such gift/craft shop shall be consistent with the theme and quality of the Facility, and the location of such gift/craft shop shall be approved by the Business Board.







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          "ENTERPRISE ACCOUNTS" shall mean those accounts described in ss.
4.19.1.

          "ENTERPRISE EMPLOYEE" shall mean all employees who work at the Facility.

          "ENTERPRISE EMPLOYEE POLICIES" shall mean those employee policies described in ss. 4.5.2.

          "ENTERPRISE INVESTMENT POLICY" shall have the meaning described in ss. 4.19.1.

          "EQUIPMENT LENDER" shall mean the entity making the Equipment Loan.

          "EQUIPMENT LOAN" shall have the meaning provided in the Development Agreement.

          "FACILITY" shall mean all buildings, structures, and improvements located on the Gaming Site and all fixtures, Furnishings and Equipment attached to, forming a part of, or necessary for the operation of the Enterprise.

          "FISCAL YEAR" shall mean the 12-month period commencing on the first day of the month next following the Commencement Date, and each succeeding 12-month period, or such other period as the Pokagon Council and Manager may agree. The Band and Manager agree to take such actions as are necessary to implement this Fiscal Year promptly after the Commencement Date.

          "FURNISHINGS AND EQUIPMENT" shall mean all furniture, furnishings and equipment required for the operation of the Enterprise in accordance with the standards set forth in this Agreement, including, without limitation:

          (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

          (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;

          (iii) office furnishings and equipment;

          (iv) hotel equipment (to the extent a hotel is included in the Enterprise);

          (v) specialized equipment necessary for the operation of any portion of the Enterprise for accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities; and

          (vi) all other furnishings and equipment hereafter located and installed in or about the Facility which are used in the operation of the Enterprise in accordance with the standards set forth in this Agreement.

          "GAMING" shall mean any and all activities defined as Class II and Class III Gaming.

          "GAMING REGULATORY AUTHORITY" or "GRA" shall mean the Band body created pursuant to the Band Gaming Ordinance to regulate the Class II and Class III Gaming of the Band in accordance with the Compact, the IGRA and the Band Gaming Ordinance.

          "GAMING SITE" shall mean any parcel of land in the State identified by the Band, after consultation with Manager, as suitable for development of the Facility and operation of the Enterprise which meets the requirements of United States of America to be accepted in trust for the Band for Gaming purposes.

          "GENERAL MANAGER" shall mean the person employed by the Band to direct the operation of the Enterprise.

          "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall mean the principles defined by the Financial Accounting Standards Board.

          "GREAT LAKES" means Great Lakes Gaming of Michigan, LLC, a Minnesota limited liability company (f/k/a Great Lakes of Michigan, LLC).

          "GROSS GAMING REVENUE (WIN)" shall mean the net win from gaming activities which is the difference between gaming wins and losses before deducting costs and expenses.

          "GROSS REVENUES" shall mean all revenues of any nature derived directly or indirectly from the Enterprise including, without limitation, Gross Gaming Revenue (Win), food and beverage sales and other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees and concessionaires provided that such lessees, sublessees, licensees and concessionaires are not Affiliates or Insiders of Manager), and revenue recorded from Promotional Allowances, but excluding any Permitted Taxes.


          "HOUSE BANK" shall mean the amount of cash, chips, tokens and plaques that Manager from time to time determines necessary to have at the Facility daily to meet its cash needs.

          "IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C.ss.2701 et seq. as it may from time to time be amended.
                          ------

          "INSIDER" has the meaning defined in 11 U.S.C. ss. 101(31), assuming Manager were the debtor in that definition, and shall include persons or entities that become Insiders after the date of this Agreement, whether as the result of a merger, acquisition. restructuring or otherwise.

          "INTERNAL CONTROL SYSTEMS" shall mean the systems described in ss.
4.18.

          "LAKES" shall mean either Great Lakes or both Great Lakes and Lakes Gaming, Inc., to the extent provided in the Assignment and Assumption Agreement among Great Lakes, Lakes Gaming, Inc. and the Band of near or even date.

          "LAKES DEVELOPMENT LOAN" shall have the meaning defined in the Development Agreement.

          "LEGAL REQUIREMENTS" shall mean any and all present and future judicial, administrative, and tribal rulings or decisions, and any and all present and future federal, state, local and tribal laws, ordinances, rules, regulations, permits, licenses and certificates, in any way applicable to the Band, Manager, the Gaming Site, the Facility and the Enterprise, including without limitation, the IGRA, the Compact, and the Band Gaming Ordinance.

          "LIMITED RECOURSE" shall mean that all Loans and all liabilities of the Band under or related to the Agreements, the Enterprise or the Gaming Regulatory Authority, and any related awards, judgments or decrees, shall be payable solely out of undistributed or future Net Revenues of the Enterprise and shall be a limited recourse obligation of the Band, with no recourse to tribal assets other than such Net Revenues (except (i), as to the Equipment Loan, a security interest in the Furnishings and Equipment purchased with Equipment Loan proceeds, (ii), if the Commencement Date does not occur, Subsequent Gaming Facility Revenues to the extent provided in this Agreement, (iii) mortgages on the Gaming Site and Non-Gaming Lands prior to their transfer into trust, and
(iv) after the Commencement Date occurs, funds on deposit in the Dominion Account to the extent provided in ss.9.2.1(x) of the







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Development Agreement and the Dominion Agreement, or in any other dominion agreement executed by the Band). In no event shall Lakes or any lender or other claimant have recourse to (a) the physical property of the Facility (other than Furnishings and Equipment subject to the security interest securing the Equipment Loan), (b) Tribal Distributions, (c) assets of the Band purchased with Tribal Distributions, (d) revenues or assets of any other gaming facility owned or operated by the Band, or (e) any other asset of the Band (other than (i) as to the Transition Loan and the Non-Gaming Acquisition Line of Credit, if the Commencement Date does not occur, Subsequent Gaming Facility Revenues to the extent provided in this Agreement, (ii) as to the Lakes Note and the Non-Gaming Acquisition Line of Credit, mortgages on the Gaming Site and Non-Gaming Lands prior to their transfer into trust, (iii) funds on deposit in the Dominion Account to the extent provided in the Agreements, the Dominion Agreement and any other dominion agreement executed by the Band, and (iv) such Net Revenues of the Enterprise).

          "LOANS" shall mean the Lakes Development Loan, the Bank Loan and the Equipment Loan.

          "LOCAL AGREEMENT" shall mean the agreement among the Band, the City of New Buffalo and the Township of New Buffalo dated as of February 15, 2000.

          "MANAGER" shall mean Lakes Gaming, Inc.

          "MANAGER'S INTERNAL EXPENSES" shall mean Manager's corporate overhead, including without limitation salaries or benefits of any of Manager's officers and employees, whether or not they perform services for the Project or the Enterprise, and any travel or other expenses of Manager's employees.

          "MANAGER'S REPRESENTATIVES" shall mean the persons designated by Manager to sit on the Business Board.

          "MANAGEMENT AGREEMENT" shall mean this Agreement and may be referred to herein as the "Agreement".

          "MANAGEMENT FEE" shall mean the management fee described in ss. 5.1.

          "MANAGER EVENT OF DEFAULT" has the meaning described in ss. 11.2.

          "MANAGING OFFICER" shall mean the person designated by Manager to serve as a liaison between Manager and the Band and to serve on the Business Board.

          "MARKS" means all trade names, trade marks and service marks used by the

Facility or the Enterprise.

          "MATERIAL BREACH" means a failure of either party to perform any material duty or obligation on its part, if such party fails to (i) cure the specified default within thirty (30) days following receipt of the notice provided under ss. 11.3, or (ii) if the default is not capable of being cured within 30 days, commences such cure within 30 days, proceeds diligently to complete the cure, and completes the cure no later than 90 days after receipt of such notice.

          "MEMBER OF THE BAND GOVERNMENT" shall mean any member of the Pokagon Council, the GRA or any independent board or body created to oversee any aspect of Gaming and any Pokagon court official.

          "MINIMUM BALANCE" shall mean the amount described in ss. 4.19.1.

          "MINIMUM GUARANTEED MONTHLY PAYMENT" shall mean the payment due the Band each month commencing in the month after the Commencement Date occurs in accordance with 25 U.S.C. ss. 2711(b)(3) and ss. 5.6 hereof.

          "MONTHLY DISTRIBUTION PAYMENT" shall have the meaning set forth in ss. 5.5.

          "NATIONAL INDIAN GAMING COMMISSION" OR "NIGC" means the commission established pursuant to 25 U.S.C.ss.2704.

          "NET REVENUES" shall mean the sum of "NET REVENUES (GAMING)" and "NET REVENUES (OTHER)".

          "NET REVENUES (GAMING)" shall mean the Gross Gaming Revenue (Win), of the Enterprise from Class II or Class III gaming less all gaming related Operating Expenses, excluding the Management Fee, and less the retail value of any Promotional Allowances, and less the following revenues actually received by the Enterprise and included in Gross Revenues:

             (i) any gratuities or service charges added to a customer's bill:

             (ii)   any credits or refunds made to customers, guests or patrons;

             (iii) any sums and credits received by the Enterprise for lost or damaged merchandise;

             (iv) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity, including without limitation any Permitted Taxes;

             (v) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

             (vi) any fire and extended coverage insurance proceeds other than for business interruption;

             (vii) any condemnation awards other than for temporary condemnation; and

             (viii) any proceeds of financing or refinancing.

          It is intended that this provision be consistent with 25 U.S.C.ss.2703(9).

          "NET REVENUES (OTHER)" shall mean all Gross Revenues of the Enterprise from all other sources in support of Class II or Class III gaming not included in "Net Revenues (gaming)," such as food and beverage, entertainment, and retail, less all Operating Expenses, excluding the Management Fee and less the retail value of Promotional Allowances, if any, and less the following revenues actually received by the Enterprise and included in Gross Revenues:

             (i) any gratuities or service charges added to a customer's bill;

             (ii)   any credits or refunds made to customer, guests or patrons;

             (iii) any sums and credits received by the Enterprise for lost or damaged merchandise;

             (iv) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity, including without limitation any Permitted Taxes;

             (v) any proceeds from the sale or other disposition of furnishing and equipment or other capital assets;

             (vi) any fire and extended coverage insurance proceeds other than for business interruption;

             (vii) any condemnation awards other than for temporary condemnation; and

             (viii) any proceeds of financing or refinancing;

but excluding revenues from hotel, non-Gaming activity or other commercial enterprises not included in the Enterprise.

         It is intended that this provision be consistent with 25
U.S.C.ss.2703(9).

         "NEW POKAGON COUNCIL" means the Pokagon Council elected at a Band election scheduled for on or about July 10, 1999, which shall take office in August, 1999.

         "NIGC APPROVAL" means (a) a determination by NIGC that Lakes is suitable for licensing and (b) approval by NIGC of the Agreements.

         "NIGC DISAPPROVAL" means a determination by NIGC that Lakes is unsuitable for licensing, if within 120 days after notification of the NIGC decision Lakes has not cured the reason for such unsuitability and obtained a statement of suitability from NIGC.

         "OPERATING BUDGET AND ANNUAL PLAN" shall mean the operating budget and plan described in ss. 4.11.

         "OPERATING EXPENSES" shall mean all expenses of the operation of the Enterprise, pursuant to GAAP, including but not limited to the following:

             (i)    the Compensation of Enterprise Employees;

             (ii)   Operating Supplies for the Enterprise;

             (iii)  utilities;

             (iv) repairs and maintenance of the Facility (excluding Capital Replacements)

             (v) interest on the Loans and all other loans or capital leases pertaining to the Facility and the Enterprise, but shall exclude interest on the Non-Gaming Land Acquisition Line of Credit and the Transition Loan;

             (vi) interest on installment contract purchases or other interest charges on debt approved by the Business Board;

             (vii)  insurance and bonding;

             (viii) advertising and marketing, including busing and
                    transportation of patrons to the Facility;

             (ix)   accounting, audit, legal and other professional fees;

             (x)    security costs;

             (xi) operating lease payments for Furnishings and Equipment to the extent approved by the Business Board, and capital lease payments to the extent approved by the Business Board and properly expensed under GAAP;

             (xiii) trash removal;

             (xiv)  cost of goods sold;

             (xv) other expenses designated as Operating Expenses in accordance with the accounting standards as referred to in ss.4.21.3;

             (xvi) expenses specifically designated as Operating Expenses in this Agreement;

             (xvii) depreciation and amortization of the Facility based on an assumed 30 year life, and depreciation and amortization of all other assets in accordance with GAAP;

             (xviii) recruiting and training expenses;

             (xix)  fees due to the NIGC under the IGRA;

             (xx) any required payments to or on behalf of the State, any local governments or the Pokagon Fund made by or on behalf of the Enterprise or the Band pursuant to the Compact or any related consent decree, or pursuant to the Local Agreement;

             (xxi) any budgeted charitable contributions by the Enterprise for the benefit of charities located or providing services in the vicinity of the Gaming Site which are approved by the Business Board;

             (xxii) Pre-opening expenses shall be capitalized and treated as an expense during the first year after opening; and

             (xxiii)charges, assessments, fines or fees imposed by governmental entities of the Band which are reasonably related to the cost of Tribal governmental regulation of public health, safety or welfare, or the integrity of Tribal gaming operations.

but Operating Expenses shall not include any portion of Manager's Internal Expenses or Permitted Taxes (other than as described in clause xxiii above), or any expenses related to hotel, non-Gaming activity or other commercial enterprises not included in the Enterprise.

          "OPERATING SUPPLIES" shall mean food and beverages (alcoholic and nonalcoholic) and other consumable items used in the operation of a casino, such as playing cards, tokens, chips, plaques, dice, fuel, soap, cleaning materials, matches, paper goods, stationary and all other similar items.

          "PERMITTED TAXES" shall mean taxes, fees, assessments or other charges imposed by the Band that are permitted under ss. 7.2.

          "PLANS AND SPECIFICATIONS" shall mean the final Plans and Specifications approved for the Facility as described in the Development Agreement.

          "POKAGON COUNCIL" shall mean the duly elected, governing legislative body of the Band described pursuant to Public Law 102-323 or, at the option of the Band, a designee committee or council created pursuant to resolution or ordinance of the Pokagon Council.

          "POKAGON FUND" shall mean the non-profit corporation established pursuant to the Local Agreement.

          "PRE-OPENING BUDGET" shall have the meaning described in ss. 4.10.

          "PRE-OPENING EXPENSES" shall have the meaning described in ss. 4.10.

          "PROJECT" shall have the meaning described in ss. 4.1 of the Development Agreement.

          "PROMOTIONAL ALLOWANCES" shall mean the retail value of complimentary food, beverages, merchandise, and tokens for gaming, provided to patrons as promotional items.

          "RATIFICATION" means passage on or before September 15, 1999 of a resolution by the New Pokagon Council, at a duly called meeting with a quorum present, ratifying and endorsing the execution of this Agreement by the Band.

          "RELATIVE" shall mean an individual residing in the same household who is related as a spouse, father, mother, son or daughter.

          "RESTORATION ACT" shall mean 25 U.S.C.ss.ss.1300j et seq.

          "RESTRICTED TERRITORY" shall mean the States of Ohio, Illinois, Indiana and Michigan.

          "SECOND TRANCHE -- LAKES NOTE" shall have the meaning set out in the Development Agreement.

          "SECOND TRANCHE -- NON-GAMING LAND ACQUISITION" shall have the meaning set out in the Development Agreement.

          "STATE" shall refer to the State of Michigan.

          "SUBSEQUENT GAMING FACILITY REVENUES" means gaming revenues from a gaming facility (other than the Facility) owned or operated by the Band in Michigan, but only to the following extent: (i) all Class III Gaming Net Revenue, and (ii) Class II Gaming Net Revenue to the extent that such Class II Net Revenue exceeds $1,000,000.

          "TERM" shall mean the term of this Agreement as described in ss. 3.2.

          "TRIBAL DISTRIBUTIONS" shall mean Monthly Distribution Payments, Minimum Guaranteed Monthly Payments and any other payments received by the Band from the Enterprise pursuant to or in connection this Agreement.

2.1 Terms defined in the Development Agreement not otherwise defined in this Agreement shall have the same meaning herein as therein.

3         ENGAGEMENT; BUSINESS BOARD; COMPLIANCE


          In consideration of the mutual covenants contained in this Agreement, the parties agree and covenant as follows:

3.1 Engagement of Manager. The Band hereby retains and engages manager as the exclusive manager of the Enterprise pursuant to the terms and conditions of this Agreement, and Manager hereby accepts such retention and engagement, subject to receipt of all necessary regulatory approvals.

3.2 Term. The term of this Agreement shall begin on the date this Agreement, the Development Agreement (if required) and the Lakes Note are approved by the Chairman of the NIGC, and/or the BIA, if required, and continue until, unless earlier terminated in accordance with its terms, seven years from commencement of Gaming at the Initial Phase of the Facility.


3.3 Status of Gaming Site. The Band represents and covenants that it will acquire a Gaming Site in accordance with the terms of the Development Agreement, and will maintain the Gaming Site throughout the Term as land held in Trust by the United States of America for the benefit of the Band, eligible as a location upon which Class II and Class III Gaming can occur. The Band covenants, during the term hereof, that Manager shall and may peaceably have complete access to and presence in the Facility in accordance with the terms of this Agreement, free from molestation, eviction and disturbance by the Band or by any person or entity; provided, however, that such right of access to and presence in the Facility shall cease upon the termination of this Agreement pursuant to its terms.

3.4 Creation and Operation of Business Board. The Band and the Manager agree to create a Business Board comprised of an equal number of persons representing and designated by the Band and the Manager. Unless otherwise agreed by the Band and the Manager, the Business Board shall have four (4) members. Any member of the Business Board may designate another person to exercise authority as a member by written notice signed by such Business Board member and given in accordance with ss.
         18.2 of this Agreement. The Business Board shall remain active during the entire term of this Agreement. Within thirty (30) days following the date of this Agreement, each party shall give the other notice of the individuals initially designated by each to serve on the Business Board. The Business Board shall have the obligations, rights and powers described in this Agreement. In order to be effective, any action of the Business Board must be the result of mutual agreement of a majority of the Business Board members or their designees. In the event mutual agreement cannot be reached, the appropriate action shall be determined in the manner provided in Article 13.

3.5 Manager Compliance with Law; Licenses. Manager covenants that it will at all times comply with Legal Requirements, including the Band Gaming Ordinance, the IGRA, the Compact, State statutes, to the extent applicable, and any licenses issued under any of the foregoing. The Band shall not unreasonably withhold, delay, withdraw, qualify or condition such licenses as the Band is authorized to grant.

3.6 Compliance with Compact. The parties shall at times comply with the provisions of the Compact.

3.7 Fire and Safety. Manager shall ensure that the Facility shall be constructed and maintained in compliance with all fire and safety statutes, ordinances, and regulations which would be applicable if the Facility were located outside of the jurisdiction of the Band although those requirements would not otherwise apply within that jurisdiction. Nothing in this Section shall grant any jurisdiction to the State or any political subdivision thereof over the Gaming Site or the Facility. Manager and the Band shall be jointly responsible for arranging fire protection and police services for the Facility.

3.8 Compliance with the National Environmental Policy Act. With the assistance of Manager, the Band shall supply the NIGC with all information necessary for the NIGC to comply with any regulations of the NIGC issued pursuant to the National Environmental Policy Act
         (NEPA).

3.9 Commencement Date. Manager shall memorialize the Commencement Date in a writing signed by Manager and delivered to the Band and to the Chairman of the NIGC.

4        BUSINESS AND AFFAIRS OF THE ENTERPRISE

4.1 Manager's Authority and Responsibility. Manager shall conduct and direct all business and affairs in connection with the day-to-day operation, management and maintenance of the Enterprise and the Facility, including the establishment of operating days and hours. It is the parties' intention that the Enterprise be open 24 hours daily, seven days a week. Manager is hereby granted the necessary power and authority to act, through the General Manager, in order to fulfill all of its responsibilities under this Agreement. Nothing herein grants or is intended to grant Manager a titled interest to the Facility or to the Enterprise. Manager hereby accepts such retention and engagement. The Band shall have the sole proprietary interest in and ultimate responsibility for the conduct of all Gaming conducted by the Enterprise, subject to the rights and responsibilities of Manager under this Agreement.

4.2 Duties of Manager. In managing, operating, maintaining and repairing the Enterprise and the Facility, under this Agreement, Manager's duties shall include, without limitation, the following:

4.2.1 Physical Duties. Manager shall use reasonable measures for the orderly physical administration, management, and operation of the Enterprise and the Facility, including without limitation cleaning, painting, decorating, plumbing, carpeting, grounds care and such other maintenance and repair work as is reasonably necessary.

4.2.2 Compliance with Band Ordinances. Manager shall comply with all duly enacted statutes, regulations and ordinances of the Band, subject to the provisions of ss.10.2.1.

4.2.3 Required Filings. Manager shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal Revenue Service of the United States or under the Compact.

4.2.4 Contracts in Band's Name Doing Business as the Enterprise and at Arm's Length. Contracts for the operations of the Enterprise shall be entered into the name of the Band, doing business as the Enterprise, and signed by the General Manager. Any contract requiring an expenditure in any year in excess of $50,000, or such higher amount as may be set by the Business Board, shall be approved by the Business Board. No contracts, of any amount, for the supply of goods or services to the Enterprise shall be entered into with an Affiliate or Insider of the Manager unless that affiliation is disclosed to and approved by the Business Board, and the contract terms are no less favorable for the Enterprise than could be obtained from a nonaffiliated contractor. Nothing contained in this ss.4.2.4 shall be deemed to be or constitute a waiver of the Band's sovereign immunity.

4.2.5 Enterprise Operating Standards. Manager shall use its best efforts to operate the Enterprise in a proper, efficient and competitive manner in accordance with operating standards which are consistent with the highest operating standards of the casino, hospitality and resort industries.

4.2.6 Security. Manager shall provide for appropriate security for the operation of the Enterprise. All aspects of the Facility security shall be the responsibility of Manager. Any security officer shall at the request of the Business Board be bonded and insured in an amount commensurate with his or her enforcement duties and obligations. The cost of any charge for security and increased public safety services will be an Operating Expense.

4.3 Damage, Condemnation or Impossibility of the Enterprise. Damage to or destruction or condemnation of the Facility or the Enterprise shall be governed by the provisions of ss.13.8 of the Development Agreement.

4.4 Alcoholic Beverages and Tobacco Sales. During the term of this Agreement alcoholic beverages may be served at the Facility if permissible in accordance with applicable law. The parties acknowledge that no enabling Band legislation for the sale of alcoholic beverages is now in force, and that such legislation would be necessary in order to serve alcoholic beverages at the Facility. If such legislation is subsequently enacted, and if other requisite approvals are obtained, the Band and Manager may mutually agree to include service of such beverages within the Enterprise. Tobacco may be sold at the Facility subject to and in accordance with the Band's licensing requirements, if any.



4.5         Employees.

4.5.1 Manager's Responsibility. Manager shall have, subject to the terms of this Agreement, the exclusive responsibility and authority to direct the selection, control and discharge of all employees performing regular services for the Enterprise in connection with the maintenance, operation, and management of the Enterprise and the Facility and any activity upon the Gaming Site; and the sole responsibility for determining whether a prospective employee is qualified and the appropriate level of Compensation to be paid.

4.5.2 Enterprise Employee Policies. Manager shall prepare a draft of personnel policies and procedures (the "Enterprise Employee Policies"), including a job classification system with salary levels and scales, which policies and procedures shall be subject to approval by the Business Board and the Pokagon Council. The Enterprise Employee Policies shall include a grievance procedure in order to establish fair and uniform standards for the Enterprise Employees, which will include procedures for the resolution of disputes between Manager and Enterprise

               Employees. Any revisions to the Enterprise Employee Policies shall not be effective unless they are approved by the Business Board. All such actions shall comply with applicable Band law.

4.5.3 Senior Employees. The selection of the General Manager, Chief Financial Officer, Casino Manager, and Human Resources Manager of the Enterprise, or the functionally equivalent positions, shall be subject to consultation between, and agreement by, Manager, the Business Board and the Pokagon Council. All such Employees shall be Enterprise Employees.

4.5.4 Enterprise Employees. The terms of employment of all Enterprise Employees shall be structured as though all labor, employment, and unemployment insurance laws applicable in the State which would apply to Enterprise Employees if they were not working on an Indian reservation would also apply to Enterprise Employees; except that the Band reserves the right to by ordinance establish a workman's compensation trust fund and worker's compensation system instead of adopting Michigan workers compensation law, and to adopt other laws and regulations that might preempt otherwise applicable law.

4.5.5 Removal of Employees. Manager will act in accordance with the Enterprise Employee Policies with respect to the discharge, demotion or discipline of any Enterprise Employee.

4.5.6 Band Employees. All Enterprise Employees shall be employees of the Band.

4.6 No Manager Internal Expenses; Limitation on Manager Payments. No Manager Internal Expenses shall be paid by the Enterprise. No officer, director, shareholder or employee of Manager shall be compensated by wages from or contract payments by the Enterprise for their efforts or for any work which they perform under this Agreement. Manager shall receive no payments from the Enterprise other than loan repayments (whether under the Lakes Note, for other advances in accordance with this Agreement, or as subrogee after paying on any Loan guarantee) and the Management Fee to be paid to Manager under ss. 5.1. Manager Internal Expenses may be paid from Management Fees and loan repayments after they have been received by Manager. Nothing in this subsection shall restrict the ability of an employee of the Enterprise to purchase or hold stock in Manager where (i) such stock is publicly held, and
         (ii) such employee acquirers, on a cumulative basis, less than five percent (5%) of the outstanding stock in the corporation.

4.7 GRA Expenses. The funding of the operation of the Gaming Regulatory Authority shall, prior to the Commencement Date, be a start up expense of the Enterprise and thereafter shall be an Operating Expense. The budget for the GRA shall reflect the reasonable cost of regulating the Enterprise. Disputes between the parties relating to GRA costs shall be resolved pursuant to the provisions of Article 13 of this Agreement. The decisions and actions of the GRA as to Manager shall be subject to the provisions of Article 13 hereof.

4.8 Employee Background Checks. A background investigation shall be conducted by the GRA in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable. No individual whose prior activities, criminal record, if any, or reputation, habits and associations are known to pose a threat to the public interest, the effective regulation of Gaming, or to the gaming licenses of Manager, or to create or enhance the dangers of unsuitable, unfair, or illegal practices and methods and activities in the conduct of Gaming, shall knowingly be employed by Manager or the Band. The background investigation procedures employed by the GRA shall be formulated in consultation with Manager and shall satisfy all regulatory requirements independently applicable to Manager. Any cost associated with obtaining such background investigations shall constitute an Operating Expense, provided, however, the costs of background investigations relating to Manager and the shareholders, officers, directors or employees of Manager or its Affiliates shall be borne solely by Manager, shall be nonrefundable, shall not be treated as part of the Lakes Development Loan or as Operating Expenses of the Enterprise, and shall not exceed $50,000.

4.9 Indian Preference: Recruiting and Training. In order to maximize benefits of the Enterprise to the Band, Manager shall, during the term of this Agreement, to the maximum extent reasonably possible under applicable law, including, but not limited to the Indian Civil Rights Act, 25 U.S.C.ss.1301, et. seq., give preference in recruiting, training and employment to qualified members of the Band, their spouses, and children in all job categories of the Enterprise, including senior management. Manager shall:

                  (i) conduct job fairs and skills assessment meetings for Band members;

                  (ii) in consultation with and subject to the approval of the Band, develop a management training program for Band members or people selected by the Band. This program shall be structured to provide appropriate training for those participating to assume full managerial control at the conclusion of the Term of this Agreement; and

                  (iii) within two hundred seventy (270) days of the Commencement Date, Manager shall develop and present to the Band for its approval, a training plan designed so that, by the end of the Term of the Agreement, all Enterprise Employees will be Band members or others designated by the Band.

         Manager shall also give preference to residents of the community in which the Gaming Site is located. Final determination of the qualifications of Band members and all other persons for employment shall be made by Manager, subject to any licensing requirements of the Gaming Regulatory Authority. Not later than 90 days prior to the Commencement Date, Manager shall develop and present to the Band for its approval a training plan designed to meet the goals set out in this section.

4.10 Pre-Opening. Nine months prior to the scheduled Commencement Date, Manager shall commence implementation of a pre-opening program which shall include all activities necessary to financially and operationally prepare the Facility for opening. To implement the pre-opening program, Manager shall prepare a comprehensive pre-opening budget which shall be submitted to the Business Board for its approval no later than seven months prior to the scheduled Commencement Date ("Pre-Opening Budget"). The Pre-Opening Budget shall identify expenses which Manager anticipates to be necessary or desirable in order to prepare the Facility for the Commencement Date, including without limitation, cash for disbursements, Furnishings and Equipment and Operating Supplies, hiring, training, relocation and temporary lodging of employees, advertising and promotion, office overhead and office space (whether on or off the Gaming Site), and travel and business entertainment (including opening celebrations and ceremonies) ("Pre-Opening Expenses"). The Band recognizes that the Pre-Opening Budget has been prepared well in advance of Commencement and is intended only to be a reasonable estimate, subject to variation due to a number of factors, some of which will be outside of Manager's control (e.g. the time of completion, inflationary factors and varying conditions for the goods and services required). The Band agrees that the Pre-Opening Budget may be modified from time to time, subject to approval of the Business Board in accordance with the procedure established by ss. 4.11 of this Agreement for adjustments to the Operating Budget and Annual Plan. If a Temporary Facility is constructed, Manager shall prepare a pre-opening budget in that regard which shall be submitted to the Business Board for its approval no later than two months prior to the scheduled opening of the Temporary Facility, or at such other time as may be approved by the Business Board.

4.11 Operating Budget and Annual Plan. Manager shall, prior to the scheduled Commencement Date, submit to the Business Board for its approval a proposed Operating Budget and Annual Plan for the Fiscal Year commencing on the Commencement Date. Thereafter, Manager shall, not less than 30 days prior to the commencement of each full or partial Fiscal Year, submit to the Business Board for its approval a proposed Operating Budget and Annual Plan for the ensuing full or partial Fiscal Year, as the case may be. The Operating Budget and Annual Plan shall include a projected income statement, balance sheet, and projection of cash flow for the Enterprise, with detailed justifications explaining the assumptions used therein. The Operating Budget and Annual Plan shall include, without limitation, a schedule of repairs and maintenance (other than Capital Replacements), a business and marketing plan for the Fiscal Year, and the Minimum Balance which must remain in the Enterprise Accounts and the House Bank as of the end of each month during the Fiscal Year to assure sufficient monies for working capital purposes, and detail of other expenditures proposed to be authorized under the Operating Budget and Annual Plan.

               The Operating Budget and Annual Plan for the Enterprise will be comprised of the following:

4.11.1 A statement of the estimated income and expenses for the coming Fiscal Year, including estimates as to Gross Revenues and Operating Expenses for such Fiscal Year, such operating budget to reflect the estimated results of the operation during each month of the subject Fiscal Year;

4.11.2 Either as part of the statement of the estimated income and expenses referred to ss. 4.11.1, or separately, budgets (and timetables and requirements of Manager) for:

4.11.2.1            repairs and maintenance;

4.11.2.2            Capital Replacements;

4.11.2.3            Furnishings and Equipment;

4.11.2.4 advertising and business promotion programs for the Enterprise;

4.11.2.5            the estimated cost of Promotional Allowances; and

4.11.2.6            a business and marketing plan for the subject Fiscal Year.

4.11.3 The Business Board's approval of the Operating Budget and Annual Plan shall not be unreasonably withheld or delayed. Manager shall meet with the Business Board to discuss the proposed Operating Budget and Annual Plan and the Business Board's approval shall be deemed given unless a specific written objection thereto is delivered by the Band Representatives to Manager within thirty
               (30) days after Manager and the Business Board have met to discuss the proposed Operating Budget and Annual Plan. If the Band Representatives for any reason decline to meet with Manager to discuss a proposed Operating Budget and Annual Plan after not less than twenty (20) days written notice, the Band Representatives shall be deemed to have consented unless a specific written objection is delivered to Manager within thirty
               (30) days after the date of the proposed meeting. The Business Board shall review the Operating Budget and Annual Plan on a line-by-line basis, if requested by the Band Representative.

4.11.4 If the initial proposed Operating Budget and Annual Plan contains disputed budget item(s), the Band Representatives on the Business Board and the Manager agree to cooperate with each other in good faith to resolve the disputed or objectionable proposed item(s). In the event that the Band Representatives on the Business Board and the Manager are not able to reach mutual agreement concerning any disputed or objectionable item(s) within a period of fifteen
               (15) days after the date the Band Representatives on the Business Board provide written notice of the Band's objection to Manager, either party shall be entitled to submit the dispute to arbitration in accordance with Article 13. If the Band Representatives on the Business Board and the Manager are unable to resolve the disputed or objectionable item(s) prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Operating Budget and Annual Plan shall be deemed to be adopted and approved and the corresponding line item(s) contained in the Operating Budget and Annual Plan for the preceding fiscal year shall be adjusted as set forth herein and shall be substituted in lieu of the disputed item(s) in the proposed Operating Budget and Annual Plan. Those line items which are in dispute shall be determined by increasing the preceding fiscal year's actual expense for the corresponding line items by an amount determined by Manager which does not exceed the Consumer Price Index for All Urban Consumers published by the

               Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items (1997-98 = 100) for the Fiscal Year prior to the Fiscal Year with respect to which the adjustment to the line item(s) is being calculated or any successor or replacement index thereto. The resulting Operating Budget and Annual Plan obtained in accordance with the preceding sentence shall be deemed to be the Operating Budget and Annual Plan in effect until such time as Manager and the Band Representatives on the Business Board have resolved the items objected to by the Band Representatives on the Business Board or an arbitrator has rendered his award on the dispute.

4.11.5 Adjustments to Operating Budget and Annual Plan and Capital Budget. Manager may, after notice to and approval by the Business Board, revise the Operating Budget and Annual Plan and the Capital Budget from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant, additional, unanticipated items of expense. Expenditures shall not materially vary from the approved budgets nor exceed the aggregate Operating Budget and Annual Plan (as approved by the Business Board, and revised with the reasonable approval of the Business Board) absent the written consent of the Business Board; provided that the Band recognizes that (a) the absolute amounts of expenditures may exceed budgeted amounts if the volume of business at the Facility exceeds projections, (b) the relative amounts of income and expense may vary from budgeted amounts if the volume of business is less than projected, and (c) Manager does not guarantee the economic performance shown in budgets. Manager shall submit a revision of the Operating Budget and Annual Plan to the Business Board for review on a quarterly or other appropriate basis.

4.12 Capital Budgets. Manager shall, not less than 30 days prior to the commencement of each fiscal year, or partial fiscal year, submit to the Business Board a recommended capital budget (the "Capital Budget") describing the present value, estimated useful life and estimated replacement costs for the ensuing full or partial year, as the case may be, for the physical plant, furnishings, equipment, and ordinary capital replacement items, all of which are defined to be any items, the cost of which is capitalized and depreciated, rather than expended, using GAAP ("Capital Replacements") as shall be required to operate the Enterprise in accordance with sound business practices. Capital Replacements in the Capital Budget in an aggregate sum equal to or less than the sum of the Capital Replacement Reserve for the Fiscal Year shall be approved by the Business Board; and any amounts in excess of the Capital Replacement Reserve for the Fiscal Year shall be subject to approval of the

         Pokagon Council in its sole discretion. The Pokagon Council, Business Board, and Manager shall meet to discuss the proposed Capital Budget and the Business Board and Pokagon Council shall be required to make specific written objections to a proposed Capital Budget in the same manner and within the same time periods specified in ss. 4.11.4 with respect to an Operating Budget and Annual Plan. The Business Board and Pokagon Council shall not unreasonably withhold or delay its consent. Unless the Pokagon Council, Business Board, and Manager otherwise agree, Manager shall be responsible for the design and installation of Capital Replacements, subject to the Business Board's approval and ratification by the Pokagon Council and right to inspect.

4.13 Capital Replacements. The Band shall effect and expend such amounts for any Capital Replacements as shall be required, in the course of the operation of the Enterprise, to maintain, at a minimum, the Enterprise in compliance with any Legal Requirements and to comply with Manager's recommended programs for renovation, modernization and improvement intended to keep the Enterprise competitive in its market; or to correct any condition of an emergency nature, including without limitation, maintenance, replacements or repairs which are required to be effected by the Band, which in Manager's sole discretion requires immediate action to preserve and protect the Facility, assure its continued operation, and/or protect the comfort, health, safety and/or welfare of the Facility's guests or employees (an "Emergency Condition"); provided, however, that the Band shall be under no obligation to fund Capital Replacements in aggregate amount greater than its periodic required contributions to the Capital Replacement Reserve described in ss. 4.15. Manager is authorized to take all steps and to make all expenditures from the Disbursement Accounts described in ss. 4.19.3 (in the case of non-capitalized repairs and maintenance), or Capital Replacement Reserve described at ss. 4.15, (in the case of expenditures for Capital Replacements) as it deems necessary to repair and correct any Emergency Condition, regardless whether such provisions have been made in the Capital Budget or the Operating Budget and Annual Plan for any such expenditures; or the cost thereof may be advanced by Manager and reimbursed from future revenues. Design and installation of Capital Replacements shall be effected in a time period and subject to such conditions as the Business Board may establish to minimize interference with or disruption of ongoing operations.

4.14 Capital Replacement Reserve. Manager shall establish a Capital Replacement Reserve on the books of account of the Enterprise, and the periodic contributions of cash required by ss.4.15 shall be deposited by the Enterprise into an account (the "Capital Replacement Reserve") established in the Band's name at a bank designated by the Business Board in accordance with ss.4.19.1 of this Agreement. All amounts in the Capital Replacement Reserve shall be invested in interest bearing investments in accordance with the Enterprise Investment Policy to the extent that availability of funds, when required, is not thereby impaired. Interest earned on amounts deposited in the Capital Replacement Reserve shall be credited to the Capital Replacement Reserve and shall be available for payment of expenditures for Capital Replacements to the Facility. Manager shall draw on the Capital Replacement Reserve for Capital Replacements to purchase those items included in the Capital Budget approved by the Business Board or such emergency additions, repairs or replacements as shall be required to correct an Emergency Condition.

4.15 Periodic Contributions to Capital Replacement Reserve. In accordance with ss. 5.5 of this Agreement, Manager shall make monthly deposits into the Capital Replacement Reserve in amounts equivalent to an annual rate of 1% (one percent) of Gross Revenues during the first Fiscal Year after the Commencement Date and equivalent to an annual rate of 3% (three percent) of Gross Revenues during each Fiscal Year over the remainder of the Term; such reserve shall be funded out of Monthly Distribution Payments. The cash amounts required to be so deposited shall be calculated and deposited into the Capital Replacement Reserve, in arrears, no later than the twenty-first (21st) day of the month immediately following the month with respect to which a deposit is made. If any adjustment of Gross Revenues is made as result of an audit or for other accounting reasons, a corresponding adjustment in the Capital Replacement Reserve deposit shall be made. In addition, all proceeds from the sale of capital items no longer needed for the operation of the Enterprise, and the proceeds of any insurance received in reimbursement for any items previously paid from the Capital Replacement Reserve, shall be deposited into the Capital Replacement Reserve upon receipt.

4.16 Use and Allocation of Capital Replacement Reserve. Any expenditures for Capital Replacements which have been budgeted and previously approved may be paid from the Capital Replacement Reserve without further approval from the Business Board. Any amounts remaining in the Capital Replacement Reserve at the close of any year shall be carried forward and retained in the Capital Replacement Reserve until fully used. If the amounts in the Capital Replacement Reserve at the end of any year plus the anticipated contributions to the Capital Replacement Reserve for the next ensuing year are not sufficient to pay for Capital Replacements authorized by the Capital Budget for such ensuing year, then additional funds, in the amount of the projected deficiency, may be advanced by the Manager and reimbursed by the Enterprise from future revenues.

4.17 Indian Preference: Vendors and Contractors. In order to maximize benefits of the Enterprise to the Band, Manager and the Band shall, during the term of this Agreement, together strive for use of Native American contractors, sub-contractors and vendors, provided their bids are reasonably competitive. The Band and Manager shall agree on policies reasonably governing (i) preferential purchases from vendors and contractors owned by or affiliated with members of the Band, which shall among other things limit such preference to entities in which the member is the real party in interest and require the price and other terms offered by such vendors to be reasonably competitive; and (ii) purchases of goods or services from the Band, which shall be on terms that are reasonably competitive. The Band reserves the right to require use of union labor on some or all contracts, subject to review of budgetary impact. Manager shall provide written notice to the Band in advance of all such contracting, subcontracting and construction opportunities.

4.18 Internal Control Systems. Manager shall install systems for monitor of all funds (the "Internal Control Systems"), which systems shall comply with all Legal Requirements, and shall be submitted to the Business Board and the Band Regulatory Authority for approval in advance of implementation, which approval shall not be unreasonably withheld. The Band shall retain the right to review all Internal Control Systems and any changes instituted to the Internal Control Systems of the Enterprise. The Band shall have the right to retain an auditor to review the adequacy of the Internal Control Systems prior to the Commencement Date. The cost of such review shall be a Pre-Opening Expense. Any significant changes in such systems after the Commencement Date also shall be subject to review and approval by the Gaming Regulatory Authority. The Gaming Regulatory Authority and Manager shall have the right and duty to maintain and police the Internal Control Systems in order to prevent any loss of proceeds from the Enterprise. The Gaming Regulatory Authority shall have the right to inspect and oversee the Internal Control System at all times. Manager shall install a closed circuit television system to be used for monitoring the cash handling activities of the Enterprise sufficient to meet all Legal Requirements.

4.19     Banking and Bank Accounts.

4.19.1 Enterprise Accounts. The Business Board shall select, and the Pokagon Council shall approve, a bank or banks for the deposit and maintenance of funds and shall establish in such bank or banks accounts as Manager deems appropriate and necessary in the course of business and as consistent with this Agreement, including the Dominion Account.

               ("Enterprise Accounts"). Establishment of any Enterprise Bank Account shall be subject to the approval of the Business Board. The sum of money agreed to by the Business Board to be maintained in the Enterprise Bank Account(s) to serve as working capital for Enterprise operations, shall include all sums needed for the House Bank, and all sums needed to accrue for payment of expenses not paid on a monthly basis (the "Minimum Balance"). Manager shall propose a policy for investing funds in excess of the Minimum Balance (the "Enterprise Investment Policy"), which shall be subject to the approval of the Business Board.

4.19.2 Daily Deposits to Depository Account. Manager shall establish for the benefit of the Band in the Enterprise's name a Dominion Account, which shall be subject to the lien and security interest of Manager to the extent provided in ss.9.2.1(x) of the Development Agreement and the Dominion Agreement. Manager shall collect all Gross Revenues and other proceeds connected with or arising from the operation of the Enterprise, the sale of all products, food and beverage, and all other activities of the Enterprise and deposit the related cash daily into the Dominion Account at least once during each 24-hour period unless otherwise agreed by the Business Board. All money received by the Enterprise on each day that it is open must be counted at the close of operations for that day or at least once during each 24-hour period. Manager agrees to obtain a bonded transportation service to effect the safe transportation of the daily receipts to the bank, which expense shall constitute an Operating Expense.

4.19.3 Disbursement Accounts. Manager shall establish for the benefit of the Band in the Enterprise's name one or more Disbursement Accounts. Manager shall, consistent with and pursuant to the approved annual Operating Budget and Annual Plan and Capital Budget, have responsibility and authority for making all payments for Operating Expenses, debt service, Management Fees, and Tribal Distributions from the Disbursement Accounts.

4.19.4 No Cash Disbursements. Manager shall not make any cash disbursements from the Enterprise Accounts except for the payment of cash prizes; and except for such cash disbursements, any and all payments or disbursements by the Manager shall be made by check or wire transfer drawn against an Enterprise Bank Account.

4.19.5 Transfers Between Accounts. Manager has the authority to transfer funds from and between the Enterprise Accounts to the Disbursement Accounts in order to pay Operating Expenses and to pay debt service pursuant to the Loans, to invest funds in accordance with the Enterprise Investment Policy, and to pay the Management Fees and Tribal Distributions pursuant to this Agreement.

4.19.6 Transfers from Dominion Account to Disbursement Accounts. Lakes agrees that, notwithstanding any provision of the Dominion Agreement or any Band Event of Default or any default by the Band under the Dominion Agreement, it shall make or permit timely transfers from the Dominion Account to Disbursement Accounts of all funds needed to pay (i) Operating Expenses; (ii) all Loans, as well any other third party loans to which Lakes has subordinated in writing; (iii) the Minimum Guaranteed Monthly Payment; (iv) deposits into the Capital Replacement Reserve pursuant to ss.4.15 of the Management Agreement; (v) maintenance of the Minimum Balance, and any other reserves approved by the Business Board with the written consent of Great Lakes; and (vi) claims of third parties granted priority over Lakes under the Agreements, if the events occur which trigger that priority. Lakes further agrees that, prior to any Band Event of Default, it shall make timely transfers to Disbursement Accounts to enable the Monthly Distribution Payment to be made to the Band when due, and otherwise in accordance with this Agreement.

4.20 Insurance. Manager, on behalf of the Band, shall arrange for, obtain and maintain, or cause its agents to maintain, with responsible insurance carriers licensed to do business in the State, insurance satisfactory to Manager and the Business Board covering the Facility and the operations of the Enterprise, naming the Band, the Enterprise and Manager as insured parties. Manager shall recommend to the Business Board the minimum amounts of insurance coverage for the Enterprise, which shall be subject to the reasonable approval of the Band.

4.21     Accounting and Books of Account.

4.21.1 Statements. Manager shall prepare and provide to the Band on a monthly, quarterly, and annual basis, operating statements on behalf of the Enterprise. The operating statements shall comply with all Legal Requirements and shall include an income statement, statement of cash flows, and balance sheet for the Enterprise. Such statements shall include the Operating Budget and Annual Plan and Capital Budget projections as comparative statements, and, after the first full year of operation, will include comparative statements from the comparable period for the prior year; and shall reflect in accordance with GAAP all amounts collected and received and all expenses, deductions and disbursements made therefrom in connection with the Enterprise.

4.21.2 Books of Account. Manager shall maintain full and accurate books of account on behalf of the Enterprise at an office in the Facility and at such other location as may be determined by Manager. The GRA and other designated representatives of the Pokagon Council shall have access to the daily operations of the Enterprise and shall have the unlimited right to inspect, examine, and copy all such books and supporting business records. Such rights may be exercised through the Gaming Regulatory Authority or through an agent, employee, attorney, or independent accountant acting on behalf of the Band.

4.21.3 Accounting Standards. Manager shall maintain the books and records on behalf of the Enterprise reflecting the operations of the Enterprise in accordance with Generally Accepted Accounting Principles consistently applied and shall adopt and follow the fiscal accounting periods utilized by Manager in its normal course of business (i.e., a month, quarter and year prepared in accordance with the Fiscal Year). The accounting systems and procedures shall comply with Legal Requirements and, at a minimum:

4.21.3.1       include an adequate system of internal accounting controls;

4.21.3.2 permit the preparation of financial statements in accordance with GAAP;

4.21.3.3       be susceptible to audit;

4.21.3.4 permit the calculation and payment of the Management Fee described in ss. 5; and

4.21.3.5 provide for the allocation of operating expenses or overhead expenses among the Band, the Enterprise, and any other user of shared facilities and services.

4.22 Annual Audit. An independent certified public accounting firm selected by the Band and reasonably acceptable to Manager shall perform an annual audit of the books and records of the Enterprise and of all contracts for supplies, services or concessions reflecting Operating Expenses, and shall provide such other services as the Business Board shall designate. The Band, the BIA and the NIGC shall also have the right to perform special audits of the Enterprise on any aspect of the Enterprise at any time without restriction. The costs incurred for such audits shall constitute an Operating Expense. Such audits shall be provided by the Band to all applicable federal and state agencies, as required by law, and may be used by Manager for reporting purposes under federal and state securities laws, if required.

4.23 Manager's Contractual Authority. Manager is authorized to make, enter into and perform in the name of and for the account of the Band, doing business as the Enterprise, such contracts deemed necessary by Manager to perform its obligations under this Agreement, provided such contracts comply with the terms and conditions of this Agreement, including, but not limited to, ss. 4.2.4, and provided such contracts do not obligate the Enterprise to pay sums not approved in the Operating Budget and Annual Plan or the Capital Budget.

4.24 Retail Shops and Concessions. The Business Board shall approve in advance in writing the specific type or types of shops or concessions to be authorized for inclusion in the Facility.

4.25 Entertainment Approvals. The Pokagon Council may require that the Business Board approve in advance in writing entertainment and/or sporting events to provided at the Facility.

4.26 Litigation. Except for disputes between the Band and Manager, and claims relating to the Band's status as a Tribe or the trust status of the Gaming Site, Manager shall bring and/or defend and/or settle any claim or legal action brought against Manager, the Enterprise or the Band, individually, jointly or severally, or any Enterprise Employee, in connection with the operation of the Enterprise if the basis of such claim or legal action was within the scope of Manager's authority under the Agreements; except that bringing litigation or arbitration relating to claims in excess of $100,000 must be approved by the Business Board and, as to claims in excess of $500,000, by the Pokagon Council (which consent shall not be unreasonably withheld); and Manager shall furnish such information regarding claims, litigation and arbitration as the Band may request. Subject to the Band's approval of legal counsel, Manager shall retain and supervise legal counsel, accountants and such other professionals, consultants and specialists as Manager deems appropriate to assert or defend any such claim or cause of action. All liabilities, costs and expenses, including reasonable attorneys' fees and disbursements incurred in defending and/or settling any such claim or legal action which are not covered by insurance and which, as to Manager, relate to acts or omissions of Manager within the scope of its authority under the Agreements, shall be an Operating Expense, or, if incurred prior to the Commencement Date, shall be a

         Pre-Opening Expense. Nothing contained herein is a grant to Manager of the right to waive the Band's or the Enterprise's sovereign immunity. That right is strictly reserved to the Band, and shall at the option of the Pokagon Council be asserted by the Band through its counsel (whose fees and expenses relating to the Enterprise shall be an Operating Expense). Any settlement of a third party claim or cause of action shall require approval of the Business Board and, as to claims in excess of $100,000 not covered by insurance, by the Pokagon Council (which consent shall not be unreasonably withheld).

5        MANAGEMENT FEE, DISBURSEMENTS, AND OTHER PAYMENTS BY MANAGER.

5.1 Management Fee. Subject to the provisions of ss. 5.5, on or before the twenty-first (21st) day of each month after the month in which the Commencement Date occurs, Manager is authorized by the Band to pay itself from the Enterprise Bank Account(s) a fee as follows: 24% of the Net Revenues of the Enterprise in the period from the Commencement Date until the first day of the month next following the Commencement Date (which shall constitute the commencement of the next Fiscal Year), payable on or before the twenty-first day of that next month; then 24% of the Net Revenues of each succeeding month, payable monthly in arrears, until the Net Revenues in a Fiscal Year have totaled $80 million; and thereafter 19% of Net Revenues of each succeeding month, payable monthly in arrears, to the extent that aggregate Net Revenues in such Fiscal Year exceed $80 million. To the extent that aggregate Net Revenues reach $80 million during a month, the fee shall be prorated.

5.2 Fee Subordinated. The Management Fee shall be subordinated to the Bank Loan, the Equipment Loan, any other third-party loans or equipment leases pertaining to the Enterprise, and the Minimum Guaranteed Monthly Payment. Manager agrees to execute and deliver subordination agreements evidencing such subordination in form reasonably acceptable to the Bank Lender, the Equipment Lender, or any other third-party lender or equipment lessor.

5.3 Disbursements. As and when received by the Enterprise, Gross Revenues shall be deposited in the Dominion Account created pursuant to ss.4.19.2 of this Agreement. There shall, in turn, be disbursed by Manager, on a monthly basis, for and on behalf of the Band, funds from the Enterprise Bank Account(s) in accordance with ss.4.19.6 of this Agreement to pay, to the extent available, Operating Expenses and required deposits into the Capital Replacement Reserve for Capital Replacements. Manager will reserve funds in the

         Enterprise in amounts equal to the Minimum Balance. Additionally, Manager may advance any monies needed to cover any operating cash shortfall and shall be allowed to be reimbursed same in accordance with ss.18.8.

5.4 Adjustment to Bank Account. After the disbursements pursuant to ss. 5.3 and establishment of any additional reserves for future disbursements as Manager deems necessary and as are approved by the Business Board, taking into account anticipated cash flow and Operating Costs of the Enterprise, any excess funds remaining in the Enterprise Bank Account(s) over the Minimum Balance, the Capital Replacement Reserve, and such additional reserves as may be approved by the Business Board shall be disbursed monthly in accordance with ss. 5.5.

5.5 Payment of Fees and Band Disbursement. Within twenty-one (21) days after the end of each calendar month of operations, Manager shall calculate Gross Revenues, Operating Expenses, and Net Revenues of the Enterprise for the previous month's operations and the Fiscal Year's operations to date. Such Net Revenues shall be disbursed from the Enterprise Bank Account(s) to the extent available in the following order of priority:

5.5.1          the Minimum Guaranteed Monthly Payment described in ss. 5.6;

5.5.2 Current principal and any other payments due on all Loans (and if payments are due quarterly, a reserve equal to one third of the scheduled quarterly payment shall be deposited in a designated Enterprise Bank Account for such payment, and may be invested in accordance with the Enterprise Investment Policies pending payment);

5.5.3          Capital Replacement Reserve contributions as described in ss.
               4.15; and

5.5.4          the Management Fee.

5.5.5 Interest and principal on the Second Tranche -- Lakes Note and the Second Tranche - Non-Gaming Land, payable in 12 equal monthly payments of principal and interest commencing with distribution made after the first calendar month of operations; provided that if distributions under this subsection in any month are insufficient to fund such payment in full, the amount unpaid shall be deferred and paid, without compounding of interest, under ss.5.5.6.

5.5.6          Any amounts deferred under ss.5.5.5.

               All remaining Net Revenues (the "Monthly Distribution Payment") shall be distributed to the Band at the same time the Management Fee is paid.

5.6 Minimum Guaranteed Monthly Payment. The Enterprise shall, subject to the provisions of ss.5.6.1, pay the Band $1,000,000 per month (the "Minimum Guaranteed Monthly Payment"), beginning on the Commencement Date and continuing for the remainder of the Term. The Minimum Guaranteed Monthly Payment shall be payable to the Band in arrears on the twenty first (21st) day of each calendar month following the month in which the Commencement Date occurs, which payment shall have priority over the Management Fee. If the Commencement Date is a date other than the first day of a calendar month, the first payment will be prorated from the Commencement Date to the end of the month.

5.6.1 Minimum Guaranteed Monthly Payments shall be charged against the Band's distribution of Net Revenues for each month; provided, however, that if the Net Revenues in a given month are less than $1,000,000, Manager shall pay the funds necessary to compensate for the deficiency from its own funds; and provided further that the Minimum Guaranteed Monthly Payments shall be reduced to $10,000 per month for the remaining months in a Fiscal Year after the Band has received in such Fiscal Year total Net Revenue distributions of $12,000,000. Manager shall be entitled to recoup from the Band's Monthly Distribution Payment in succeeding months of a Fiscal Year any deficiency payments made under this paragraph in that same Fiscal Year, but in no event shall this recoupment payment result in the Band's receiving less than its Minimum Guaranteed Monthly Payment in any month. Manager shall not otherwise be entitled to reimbursement from the Enterprise or the Band for payments it makes from its own funds on account of Minimum Guaranteed Monthly Payments, and shall not be entitled to charge any interest on any deficiency payments made hereunder.

5.6.2 The obligation to make Minimum Guaranteed Monthly Payments shall cease upon termination of this Agreement, unless the Agreement is terminated by the Band for a Material Breach by the Manager.

5.6.3 The Minimum Guaranteed Monthly Payment shall be reduced prospectively from $1,000,000 to $500,000 upon the opening, if any, of a casino in Indiana owned by the Band, on the same cumulative basis as provided in ss. 5.6.1.

5.6.4 Except as provided in this ss. 5.6 with regard to cumulation of payments in any Fiscal Year or otherwise specifically provided in this Agreement, Manager's obligation to pay the Band the Minimum Guaranteed Monthly Payment is unconditional and shall not be affected by the actual level of funds generated by the Enterprise.

5.7 Payment of Net Revenues. The Net Revenues paid to the Band pursuant to this Article 5 shall be payable to the Band bank account specified by the Pokagon Council in a notice to Manager pursuant to ss. 18.2.

5.8 Harrah's Termination Agreement. Manager shall pay out of its Management Fee all obligations of the Band to make payments under ss.ss. 1.4.1 and
         1.4.3 (as it pertains to interest on payments due under ss. 1.4.1) of the Termination Agreement dated September 12, 1998 between the Band and Harrah's Southwest Michigan Casino Corporation (the "Harrah's Termination Agreement"), and shall indemnify and hold the Band harmless against all loss, liability and expense relating to its liability under those sections of the Harrah's Termination Agreement. Such payments shall not constitute Operating Expenses of the Gaming Facility and shall not be reimbursed by the Band or the Enterprise.

5.9 The Band shall indemnify Manager against any decrease in Management Fee caused by an Indiana casino owned or operated by the Band, provided that (a) the alleged reduction in fees shall be measured against the Management Fees actually earned by Manager in the 12-month period preceding the date on which the Manager notifies the Band of the claim for indemnification under this section, without giving effect to any subsequent actual or projected increase in such fees over that level; and (b) in any arbitration relating to such a claim, Manager must prove its claim by clear and convincing evidence.

5.10 The maximum dollar amount for recoupment of the development and construction costs of the Facility and the Enterprise shall be the aggregate amount of all Loans made under ss. 9.2 of the Development Agreement, including the Lakes Development Loan, Bank Development Loan and Equipment Loan, provided that such aggregate amount shall not exceed $200,000,000.


6        ENTERPRISE NAME; MARKS

6.1 Enterprise Name. The Enterprise shall be operated under a business name approved by the Business Board and reasonably acceptable to the Band (the "Enterprise Name").

6.2 Marks. All Marks shall be approved by the Business Board and shall be subject to the reasonable approval of the Pokagon Council. Prior to the Commencement Date and from time to time during the Term hereof, Manager agrees to take such actions on behalf of the Band as are reasonably necessary to register and protect all Marks.

6.3 Signage. Manager shall erect and install in accordance with local codes and regulations appropriate signs in, on or about the Facility, including, but not limited to, signs bearing Marks as part of the Enterprise Name. The costs of purchasing, leasing, transporting, constructing, maintaining and installing the required signs and systems, and of registering and protecting all Marks, shall be part of the Operating Expenses.

7        TAXES

7.1 State and Local Taxes. If the State or any local government attempts to impose any tax including any possessory interest tax upon any party to this Agreement or upon the Enterprise, the Facility or the Gaming Site, the Pokagon Band may direct the Enterprise, in the name of the appropriate party or parties in interest, to resist such attempt through legal action. The costs of such action and the compensation of legal counsel shall be an Operating Expense of the Enterprise. Any such tax shall constitute an Operating Expense of the Enterprise. This section shall in no manner be construed to imply that any party to this Agreement or the Enterprise is liable for any such tax.

7.2 Band Taxes. The Band agrees that neither it nor any agent, agency, affiliate or representative of the Band will impose any taxes, fees, assessments or other charges of any nature whatsoever on payments of any debt service on any Loan or on debt service on any other financing for the Facility or for the Enterprise, or on the revenues of the Enterprise or the Facility, or on the Management Fee as described in ss. 5.1 of this Agreement; but the Band reserves the right to otherwise impose usual and customary taxes and fees on transactions at or in connection with the Facility or on the Facilities's employees, officers, directors, vendors and patrons. Without limiting the foregoing, the Band shall be specifically permitted to impose (i) charges, assessments, fines or fees imposed by governmental entities of the Band which are reasonably related to the cost of Tribal governmental regulation of public health, safety or welfare, or the integrity of Tribal gaming operations, and (ii) other taxes, charges, assessments or fees imposed against the Enterprise or property of the Enterprise, or sales, use, excise, hotel occupancy and other similar taxes (excluding taxes, charges, assessments or fees against real or personal property of the Facility or on gaming revenues or earnings) of such types and percentage amounts not to exceed those imposed by any state or local government within the Restricted Territory.

7.3 Compliance with Internal Revenue Code. Manager shall comply with all applicable provisions of the Internal Revenue Code.

8        BUY-OUT OPTION

         The Band shall have the right, beginning two years after the Commencement Date, to buy out the remaining term of this Agreement (the "Buyout Option"), provided that such buyout includes repayment in full of all outstanding debt owed by the Band to Manager, including without limitation the Lakes Development Loan, the Transition Loan, the Non-Gaming Land Acquisition Line of Credit, and either repayment of the Bank Development Loan and the Equipment Loan (to the extent they are guaranteed by Manager) or release of Manager's guarantees and other credit enhancements, if any, relating to those Loans. The Buyout Option price shall be determined by multiplying the average monthly Management Fee earned during the 12 month period prior to exercise of the Buyout by the number of months remaining in the term of this Agreement, and discounting future payments at a discount rate equal to the Band Interest Rate. The Band shall not be required in connection with its exercise of the Buyout Option to pay any termination fee or to make any payment related to the value of gaming equipment, amenities, or any other asset of the Facility or the Enterprise.

9        EXCLUSIVITY; NON-COMPETITION

9.1 Exclusivity in Michigan. The Band shall deal exclusively with Manager for gaming development on Indian lands in Michigan from the date of execution of this Agreement through the earlier of five years from the Commencement Date or termination or buyout of the Agreements.

9.2 Indiana Casino. Manager recognizes that the Band intends to develop a casino in Indiana, and that the Band shall have no obligations to Manager in that regard; except that the Band agrees that, if it decides to engage an outside manager to develop or operate an Indiana casino, it shall discuss contracting with Manager for such development or operation for 45 days before soliciting proposals from third parties as to management or development of that casino. No obligation to enter into an agreement with Manager shall be implied from this undertaking, and the Band shall retain full and absolute discretion in that regard.

9.3 Non-Competition. Manager agrees that for five years after execution of the Agreements or the Term of the Agreements, whichever is greater, neither it nor any present or future Insider will directly or indirectly in the Restricted Territory develop, operate, consult with regard to, or be in any way affiliated with any non-Indian gaming facility, any Class II or III Gaming facility or any other kind of gaming, or any hotels or other amenities related to such gaming or facility; except that Insiders shall not include (a) Kids Quest, Grand Casinos, Inc., Park Place Entertainment or Innovative Gaming Corp. by reason of (i) the service of (A) Lyle Berman as director or employee (without management responsibility) of such entities, provided that Mr. Berman votes as director against, or abstains from voting as to, any direct or indirect lobbying by Park Place Entertainment against a compact between the Band and the State of Indiana or any direct or indirect opposition by Park Place Entertainment to the Band's taking of land into trust for a casino to be owned or operated by the Band in Indiana, and does not personally directly or indirectly lobby against such a compact or oppose such taking into trust; (B) Lyle Berman as employee of Park Place Entertainment with management responsibility, so long as Park Place Entertainment does not (x) develop, operate, consult with regard to, or be in any way affiliated with a Class III Gaming facility in the Restricted Territory (excluding Ohio) that commences new operations or expands its gaming capacity more than 50% after the execution of the Agreements, or (y) directly or indirectly lobby against a compact between the Band and the State of Indiana, or directly or indirectly oppose the taking of land into trust by the Band for a casino to be owned or operated by the Band in Indiana; or (C) Thomas Brosig as director or employee (without any management responsibility for gaming in the Restricted Territory unless the Band consents) in Park Place Entertainment, or (ii) any stock ownership of Manager in such entities; or (b) any entity because of the investment banking services of Ron Kramer, a director of Manager.

9.4      Permitted Assignment; Change of Control.

9.4.1 Manager may not assign its rights under this Agreement without the Band's prior written consent, except that Manager may assign its rights under such Agreement, but not its obligations, to a wholly owned subsidiary.

9.4.2 The Band may not assign its rights under this Agreement; except that the Band may, without the consent of Manager, but subject to approval by the Secretary of the Interior or the Chairman of the NIGC or his authorized representative, if required, assign this Agreement and the assets of the Enterprise to a Corporate Commission or other instrumentality of the Band organized to conduct the business of the Project and the Enterprise for the Band that assumes all obligations herein. No assignment authorized hereunder shall be effective until all necessary governmental approvals have been obtained. No such assignment shall relieve the Band of any obligation hereunder, unless otherwise agreed by Manager or the holder of such obligation.

9.4.3 The Band shall be entitled to terminate the Agreements if Manager undergoes a Change of Control without the prior written consent of the Band. The Band shall not be required to prepay any amounts advanced by Manager or any third party in the event of such termination, and such obligations shall remain payable in accordance with their payment terms. Manager agrees to notify the Band in writing within 30 days after the occurrence of any event described in Clauses I or II in the definition of Change of Control, and within 30 days of Manager's knowledge of any event described in Clauses III or IV of that definition.

               "Change of Control," for purposes of this provision, means (I) the merger, consolidation or other business combination of Manager with, or acquisition of all or substantially all of the assets of Manager by, any other entity; (II) Lyle Berman's ceasing to be either Chief Executive Officer or Chairman of the Board of Manager (other than on account of death or disability, and except as provided at the end of this definition); (III) the acquisition by any person or affiliated group of persons not presently a shareholder of Manager of beneficial ownership of 30% or more in interest of the outstanding voting stock of Manager, as determined under 17 CFR ss.ss. 240.13d-3 or 240.16a-1; or (IV) the acquisition by any person or affiliated group of persons not presently a shareholder of Manager of beneficial ownership of 10% or more in interest of the outstanding voting stock of Manager, as determined under 17 CFR ss.ss. 240.13d-3 or 240.16a-1, if a majority of the Board of Directors of Manager is replaced within two years after such acquisition by directors not nominated and approved by the Board of Directors.

               Notwithstanding any other provision of this definition, if the non-competition provisions of ss. 9.3(a)(i)(B) are breached, the following terms shall control:

               (A) Manager shall notify the Band within 30 days of a breach of that subsection, and shall describe in reasonable detail the nature and circumstances of that breach.

               (B) The Band shall within 45 days of that notification inform Manager if it will waive that breach.

               (C) If the Band states that it will not waive the breach, Manager may within 30 days of the Band's notification inform the Band whether Mr. Berman will resign as officer and director of Manager, and who Manager proposes as Mr. Berman's successor as Chairman and/or Chief Executive Officer of Manager. Manager shall, in connection with that notification, provide the Band with a detailed description of the qualifications and affiliations of the proposed successor.

               (D) The Band shall then have 45 days to grant or withhold its consent to that succession, which consent shall not be unreasonably withheld. If the Band so consents, Mr. Berman resigns and the named successor replaces Mr. Berman as Chairman and/or Chief Executive Officer, the breach under ss. 9.3(a)(i)(B) shall be deemed waived.

               (E) If the Band does not so consent and its denial of consent is not unreasonable, or if Mr. Berman does not resign and the named successor does not succeed him, Manager may nominate another proposed successor within 30 days, failing which Manager shall be in default (subject to arbitration under ss. 13).

               (F) If Manager does nominate another proposed successor, subsections (C) and (D) shall apply to the new nominee. If the Band does not consent to the new nominee and its denial of consent is not unreasonable, or if Mr. Berman does not resign and the new nominee does not succeed him, Manager shall be in default (subject to arbitration under ss. 13).

9.5 Restrictions on Collateral Development. Manager agrees that for five years after execution of the Agreements or the Term of the Agreements, whichever is greater, neither it nor any present or future Insider will directly or indirectly purchase any land or operate, manage, develop or have any direct or indirect interest in any commercial facilities or business venture located within 20 miles of the Facility without the prior written consent of the Band.

10       REPRESENTATIONS, WARRANTIES, AND COVENANTS

10.1 Representations and Warranties of the Band. The Band represents and warrants to Manager as follows:

10.1.1 Due Authorization. The Band's execution, delivery and performance of this Agreement and all other instruments and agreements executed in connection with this Agreement have been properly authorized by the Band and do not require further Band approval.

10.1.2 Valid and Binding. This Agreement has been properly executed, and once approved in accordance with Legal Requirements constitutes the Band's legal, valid and binding obligations, enforceable against the Band in accordance with their terms.

10.1.3 Pending Litigation. There are no material actions, suits or proceedings, pending or threatened, against or affecting the Band before any court or governmental agency, except as disclosed on EXHIBIT B.

10.2     Band Covenants. The Band covenants and agrees as follows:

10.2.1 No Impairment of Contract. During the term of this Agreement and the Development Agreement, the Band shall enact no law impairing the obligations or contracts entered into in furtherance of the development, construction, operation and promotion of Gaming on the Gaming Site. Neither the Pokagon Council nor any committee, agency, board of any other official body, and no officer or official of the Band shall, by exercise of the police power or otherwise, act to modify, amend, or in any manner impair the obligations of contracts entered into by the Pokagon Council or the GRA or other parties in furtherance of the financing, development, construction, operation, or promotion of Gaming at the Gaming Site without the written consent of the non-tribal parties to such contracts. Any such action or attempted action shall be void ab initio.

10.2.2 Waiver of Sovereign Immunity. The Band will waive sovereign immunity on the limited basis described in ss.13.1 with respect to this Agreement.

10.2.3 Valid and Binding. This Agreement, the Development Agreement, the Lakes Note, the Transition Note and the Non-Gaming Land Acquisition Line of Credit, and each other contract contemplated by this Agreement shall, once approved in accordance with Legal Requirements, be enforceable in accordance with their terms.

10.2.4 Legal Compliance. In its performance of this Agreement, the Band shall comply with all Legal Requirements.

10.2.5 No Termination. The Band shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to its express terms or with the consent of Manager.

10.2.6 Title to Assets. During the Term of this Agreement the Band shall retain its interest in the title to (or the leasehold interest in) all Enterprise assets, including the Gross Revenues, the Gaming Site and any fixtures, supplies and equipment, subject to the purchase money security interest in equipment securing the Equipment Loan, Lakes' security interest in the Dominion Account (until all obligations of the Band to Lakes secured by that account are paid in full, to the extent provided in ss.9.2.1(x) of the Development Agreement), and any other liens granted in accordance with the Development Agreement.

10.3 Representations and Warranties of Manager. Manager represents and warrants to the Band as follows:


10.3.1 Due Authorization. Manager's execution, delivery and performance of this Agreement and all other instruments and agreements executed in connection with this Agreement have been properly authorized by Manager and do not require further approval.

10.3.2 Valid and Binding. This Agreement has been properly executed and constitutes Manager's legal, valid and binding obligation, enforceable against Manager in accordance with its terms.

10.3.3 Litigation. There are no actions, suits or proceedings pending or threatened against or affecting Manager before any court or governmental agency that would in any material way affect Manager's ability to perform this Agreement, other than litigation disclosed in filings by Manager with the Securities and Exchange Commission. Manager warrants that no litigation so disclosed in any material way affects or will affect Lakes' ability to perform under the Agreements.

10.3.4 Certifications. The certifications contained in the Respondent Certifications attached as Exhibit H to Manager's Proposal (the "

               Certificate") are true and correct as to Manager and as to all Insiders of Manager, as if each such Insider were the "undersigned respondent" on such Certificate.

10.4      Manager Covenants. Manager covenants and agrees as follows:

10.4.1 Noninterference in Band Affairs. Manager agrees not to interfere in or attempt to wrongfully influence the internal affairs or government decisions of the Band government by offering cash incentives, by making written or oral threats to the personal or financial status of any person, or by any other action, except for actions in the normal course of business of Manager that relate to the Enterprise. For the purposes of this ss.10.4.1, if any such undue interference in Band affairs is alleged by the Pokagon Council and the NIGC finds that Manager has unduly interfered with the internal affairs of the Band government and has not taken sufficient action to cure and prevent such interference, that finding of interference shall be grounds for termination of the Agreement. Manager shall be entitled to immediate written notice and a complete copy of any such complaint to the NIGC.

10.4.2 Prohibition of Payments to Members of Band Government. Manager represents and warrants that no payments have been or will be made by Manager or any Affiliate or Insider of Manger to any Member of the Band Government, any Band official, any Relative of a Member of Band Government or Band official, any Band Government employee, any agent of the Band, or any entity known by Manager to be associated with any such person, for the purpose of obtaining any special privilege, gain, advantage or consideration.

10.4.3 Prohibition of Hiring Members of Band Government. No Member of the Band Government, Band official, Relative of a Member of the Band Government or Band official or employee of the Band Government may be employed at the Enterprise without a written waiver of this ss.10.4.3 by the Band. For this purpose, the Band will identify all such persons to Manager in a writing and take reasonable steps to keep the list current; Manager shall not be held responsible if any person not on such written list is employed.

10.4.4 Prohibition of Financial Interest in Enterprise. No Member of the Band Government or Relative of a Member of the Band Government shall have a direct or indirect financial interest in the Enterprise greater than the interest of any other member of the Band; provided, however, nothing in this subsection shall restrict the ability of a Band member to purchase or hold stock in Manager where (i) such stock is publicly held and (ii) the Band member acquires less than 5% of the outstanding stock in the corporation.

10.4.5 No Amendment. Manager shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to its express terms or with the consent of the Band.

10.4.6         CRC. CRC shall not during the Term of the Management Agreement
               (a) be directly or indirectly affiliated with Manager or the Facility, whether as joint venturer or otherwise, (b) be employed by Manager or, to the knowledge of Manager, any entity having any contractual relationship with Manager, with regard to the Facility, or (c) directly or indirectly receive any payment or anything of value from Manager from or out of the Management Fee or any other payment made to Manager by the Band or the Facility. Manager agrees to indemnify the Band and its members and hold them harmless against all loss, liability and expense relating to claims, of whatever kind or nature, of CRC against any one or more of them. The Band consents to the execution and delivery by Manager of a certain Conditional Release and Termination Agreement between Lakes and CRC dated May 20, 1999, as amended by Amendment dated on or about July 7, 1999, true copies of which are attached as Exhibit F, provided that CRC executes and delivers to the Band and its members a general release in the form attached as Exhibit G. Manager warrants that it has no agreements or understandings with CRC in any way related to the Band or the Enterprise other than as set forth in Exhibit F. The Band further agrees that Manager may hold stock of CRC as collateral for Manager's guarantee of a loan to a third party, provided that on default it proceeds to liquidate such collateral in a reasonably prompt and orderly manner, and that Lyle Berman may continue to hold approximately 350,000 shares of CRC so long as he plays no role in the management of, and does not sit on, the board of directors of CRC.

10.5 No Liens. Subject to the exceptions stated in ss. 10.6, the Band specifically warrants and represents to Manager that during the term of this Agreement the Band shall not act in any way whatsoever, either directly or indirectly, to cause any person or entity to become an encumbrancer or lienholder of the Gaming Site or the Facility. Manager specifically warrants and represents to the Band that during the term of this Agreement Manager shall not act in any way, directly or indirectly, to cause any person or entity to become an encumbrancer or lienholder of the Gaming Site or the Facility, or to obtain any interest in this Agreement without the prior written consent of the Band, and, where applicable, the United States. The Band and Manager shall keep the Facility and Gaming Site free and clear of all enforceable mechanics' and other enforceable liens resulting from the construction of the Facility and all other enforceable liens which may attach to the Facility or the Gaming Site, which shall at all times remain the property of the United States in trust for the Band.

10.6 Permitted Liens. The Band shall have the right to grant the following liens and security interests pertaining to the Enterprise and the
          Facility:

10.6.1 The purchase money security interest in Furnishings and Equipment granted to the Equipment Lender to secure the Equipment Loan;

10.6.2 Security interests in Facility or Enterprise revenues, subordinate to the right of Manager to receive payment of Management Fees and payments on the Lakes Development Loan;

10.6.3 Security interests in Facility or Enterprise assets, as provided in ss.9.2.4(ii) of the Development Agreement; and

10.6.4 Other liens and security interests in assets of the Facility and Enterprise with the written consent of Manager and the Bank Lender, which consent will not be unreasonably withheld.

10.7 Authority to Execute and Perform Agreement. The Band and Manager represent and warrant to each other that they each have full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

10.8 Brokerage. Manager and the Band represent and warrant to each other that neither has sought the services of a broker, finder or agent in this transaction, and neither has employed, nor authorized, any other person to act in such capacity. Manager and the Band each hereby agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party; subject, as to Manager's relations with CRC, to the provisions of ss. 10.4.6.

11        DEFAULT

11.1 Events of Default by the Band. Each of the following shall be an event of default by the Band under this Agreement ("Band Event of Default"):

11.1.1 The Band shall commit a Material Breach of any of the Band's obligations under this Agreement, subject to the rights to cure provided in this Agreement.

11.1.2         Any of the representations and warranties made by the Band in ss.
               10.1 of this Agreement were not true when made or would not be true if made on the date such performance would otherwise be due.

11.1.3 The Band violates the provisions of ss.9.1 of this Agreement, subject to notice and right to cure.

11.1.4 The Band commits any Material Breach of the Development Agreement which is not cured within any applicable cure period.

               If any Band Event of Default occurs, Manager may, upon written notice to Band, exercise the rights and remedies available to Manager provided in this Agreement; provided, however, that all such rights and remedies shall be Limited Recourse.

11.2 Events of Default by Manager. Each of the following shall be an event of default by Manager under this Agreement ("Manager Event of Default"):

11.2.1 Any Minimum Guaranteed Monthly Payment, Monthly Distribution Payment or other payment due the Band under this Agreement is not paid within ten (10) days after its due date.

11.2.2 Manager shall commit any other Material Breach of any of Manager's obligations under this Agreement.

11.2.3 Any representation or warranty that Manager has made under this Agreement shall prove to have been untrue when made or would not be true if made on the date such performance would otherwise be due.

11.2.4 Manager violates the provisions of Article 9 of this Agreement applicable to Manager, subject to rights of notice and cure to the extent provided in that Article.

11.2.5 Manager commits any Material Breach of the Development Agreement which is not cured within any applicable cure period.

11.2.6         NIGC Disapproval occurs.

11.2.7 Manager violates Legal Requirements in the management of the Enterprise, including without limitation the Band Gaming Ordinance, and such violation is not cured within (i) thirty (30) days after notice, as to the Band Gaming Ordinance or any other gaming laws or regulations, or (ii) within a reasonable period, not to exceed 90 days, as to any other Legal Requirements.

               If any Manager Event of Default occurs, the Band may, upon written notice to Manager, exercise the rights and remedies available to the Band provided in this Agreement.

11.3 Material Breach; Right to Cure. Neither party may terminate this Agreement or recover damages on grounds of Material Breach unless it has provided written notice to the other party of its intention to terminate this Agreement or seek damages or other remedies. During the 30 day period after the receipt of the notice to terminate (as to defaults which can be cured within 30 days) or the 90 day period after such receipt (as to defaults which cannot be cured within 30 days), whichever is applicable, either party may submit the matter to arbitration under the dispute resolution provisions of this Agreement set forth at Article 13. The discontinuance or correction of a Material Breach shall constitute a cure thereof.

12        TERMINATION

12.1 Voluntary Termination. This Agreement may be terminated by mutual written consent.

12.2 Termination if No NIGC Approval. The Band and Manager may each unilaterally terminate the Agreements by written notice if NIGC Approval has not occurred within five years after execution of the Agreements.

12.3 Manager Right to Terminate on Band Event of Default. Manager shall be entitled to terminate the Agreements (i) upon a Band Event of Default or (ii) as specifically provided in the Agreements, subject to right to cure and arbitration as provided in this Agreement.

12.4 Band Right to Terminate on Manager Event of Default. The Band shall be entitled to terminate the Agreements (i) upon a Manager Event of Default or (ii) as specifically provided in the Agreements, subject to right to cure and arbitration as provided in this Agreement.

12.5 Band Right to Terminate for Material Adverse Change. Prior to the Commencement Date, the Band shall be entitled to terminate the Agreements in the event of a Material Adverse Change; provided that the following procedures shall apply:

                    i. Manager shall notify the Band in the event of any Material Adverse Change.

                    ii. Manager shall send to the Band copies of all filings by Manager with the Securities and Exchange Commission under Forms 8K, 10Q and 10K; shall furnish the Band with copies of such other SEC filings that the Band may request; and shall furnish the Band with such other information concerning a Material Adverse Change as the Band may reasonably request.

                    iii. If the Band believes that a Material Adverse Change has occurred, the Band shall so notify Manager in writing and shall request specified further assurances of Manager's continued ability to perform under the Agreements.

                    iv. Within thirty (30) days after that notification Manager shall admit or deny the alleged Material Adverse Change, giving the specific basis for its response; shall state whether it agrees to provide the requested further assurances; if it agrees to provide the requested further assurances, shall tender its performance in that regard; and, if it admits a Material Adverse Change but disputes the requested further assurances, shall tender such further assurances as it deems sufficient to ensure its continued ability to perform under the Agreements.

                    v. If Manager denies the Material Adverse Change or disputes that the requested further assurances are reasonably required to assure the Band of Manager's continued ability to perform under the Agreements, those issues shall be submitted to arbitration. The arbitrator shall determine whether (A) a Material Adverse Change has occurred; (B) the requested further assurances are reasonably required to assure the Band of Manager's continued ability to perform under the Agreements; and (C) if a Material Adverse

                              Change has occurred but the requested further assurances are not reasonably required to so assure the Band, what further assurances must be provided by Manager to reasonably assure the Band of Manager's continued ability to perform under the Agreements. Any further assurances required under the arbitrator's award must be furnished by Manager within thirty (30) days after entry of the award.

                    vi. If Manager admits the Material Adverse Change but does not furnish further assurances, or if Manager does not timely provide further assurances pursuant to an arbitrator's award, the Band may terminate the Agreements by written notice to Manager.

                    vi. Manager and the Band agree that the continuing ability of Manager to make the payments and advances provided under this Agreement, and to ensure the Band can obtain the Loans to develop, construct, equip and operate the Facility provided in this Agreement, is an essential part of the consideration for which the Band bargained in entering into the Agreements.

12.6 Termination if Manager License Withdrawn or on Conviction. The Band may also terminate this Agreement immediately where Manager has had its gaming license withdrawn in any jurisdiction by final administrative action (the finality of which shall be determined without regard to pending or possible judicial review or appeal), or if Manager, or an Insider of Manager, has been convicted of a criminal
          (i) felony or (ii) misdemeanor offense involving gaming, fraud or moral turpitude; provided, however, the Band may not terminate this Agreement based on a director or officer's conviction where Manager terminates such individual within ten (10) days after receiving notice of the conviction.

12.7 Termination on Buy-Out. This Agreement shall terminate if the Band exercises its option to buy out the Agreement in accordance with ss.8.

12.8 Involuntary Termination Due to Changes in Legal Requirements. It is the understanding and intention of the parties that the development, construction and operation of the Enterprise shall conform to and comply with all Legal Requirements. If during the term of this Agreement, the Enterprise or any material aspect of Gaming at the Gaming Site is determined by the Congress of the United States, Department of the Interior of the United States of America, the NIGC, or the judgment of a court of competent jurisdiction (after expiration of the time within which appeals must be filed or completion of appeals, if any) to be unlawful under federal law, the obligations of the parties hereto shall cease and the Agreements shall be of no further force and effect as of the date of such determination; subject, however, to the following provisions as to damages:

                  i. If the date of such determination is prior to the Commencement Date, Manager shall be entitled to damages as provided in ss. 14.4 of the Development Agreement with regard to failure to obtain NIGC Approval.

                  ii. If the date of such determination is after the Commencement Date:

                                    (A) The Band shall retain all fees and
                           Monthly Payments previously paid or advanced to it pursuant to the Agreements, as well as all Tribal Distributions and Non-Gaming Lands, the Gaming Site and any other property transferred into trust;

                                    (B) Any money loaned to the Band by or
                           guaranteed by Manager, or owed to Manager as subrogee (to the extent Manager has paid under such guarantees) shall be repaid to Manager in accordance with the Limited Recourse terms of the Lakes Note and the Development Agreement;

                                    (C) The Band shall retain its interest in
                           the title (and any lease) to all Enterprise assets, including the Gross Revenues, the Gaming Site and any fixtures, supplies and equipment, subject to the purchase money security interest in equipment securing the Equipment Loan, Lakes' security interest in the Dominion Account (until all obligations of the Band to Lakes secured by that account are paid in full, to the extent provided in ss. 9.2.1(x) of the Development Agreement), and any other liens granted in accordance with the Development Agreement; and

                                    (D) Any Net Revenues accruing through the
                           date of termination shall be distributed in accordance with Article 5 of this Agreement.

12.9 Upon termination of this Agreement any claim of Manager against the Band, or of the Band against the Manager, shall be subject to their respective rights of recoupment and setoff, if any.

13        DISPUTE RESOLUTION; LIQUIDATED DAMAGES

13.1 Band's Waiver of Sovereign Immunity and Consent to Suit. The Band expressly waives its sovereign immunity from suit for the purpose of permitting or compelling arbitration as provided in this Article 13 and consents to be sued in the United States District Court for the District in which the Gaming Site is located (or, if the Gaming Site has not been designated, for the Western District of Michigan - Southern Division), the United States Court of Appeals for the Sixth Circuit, and the United States Supreme Court for the purpose of compelling arbitration or enforcing any arbitration award or judgment arising out of this Agreement, the Transition Loan Note, the Lakes Note, the Non-Gaming Land Acquisition Line of Credit, the Development Agreement, any mortgages granted to Manager securing the Lakes Note or the Non-Gaming Land Acquisition Line of Credit, the Dominion Agreement or other obligations between the parties. If the United States District Court lacks jurisdiction, the Band consents to be sued in the Michigan State Court system. The Band waives any requirement of exhaustion of tribal remedies. Without in any way limiting the generality of the foregoing, the Band expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any such court, and to take such action, including without limitation, repossessing or foreclosing on any real property not in trust and or on equipment subject to a security interest, or on the Dominion Account, or otherwise giving effect to any judgment entered; provided, however, that liability of the Band under any judgment shall always be Limited Recourse, and in no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Band other than the limited assets of the Band specified in ss. 13.3.1 below. The Band appoints the Chairman of the Pokagon Council and the Secretary of the Pokagon Council as its agents for service of all process under or relating to the Agreements. The Band agrees that service in hand or by certified mail, return receipt requested, shall be effective for all purposes under or relating to the Agreements if served on such agents.

13.2 Arbitration. All disputes, controversies or claims arising out of or relating to this Agreement or other obligations between Manager and the Band shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date demand for arbitration is made, and the Federal Arbitration Act. The parties agree that binding arbitration shall be the sole remedy as to all disputes arising out of this Agreement, except for disputes requiring injunctive or declaratory relief.

13.2.1 Choice of Law. In determining any matter the Arbitrator(s) shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply Michigan law.

13.2.2 Place of Hearing. All arbitration hearings shall be held at a place designated by the arbitrator(s) in Kalamazoo, Michigan or at such other place agreed to by the parties.

13.2.3 Confidentiality. The parties and the arbitrator(s) shall maintain strict confidentiality with respect to the arbitration.

13.3 Limitation of Actions. The Band's waiver of immunity from suit is specifically limited to the following actions and judicial remedies:


13.3.1 Damages. The enforcement of an award of money and/or damages by arbitration; provided that the award of any arbitrator and/or court must be Limited Recourse, and no arbitrator or court shall have authority or jurisdiction to order execution against any assets or revenues of the Band except (A) undistributed or future Net Revenues of the Enterprise; (B) as to the Equipment Loan, the Furnishings and Equipment securing that Loan; (C) as to the Transition Loan and the Non-Gaming Acquisition Line of Credit, if the Commencement Date does not occur, Subsequent Gaming Facility Revenues to the extent provided in this Agreement; (D) as to the Lakes Note and the Non-Gaming Acquisition Line of Credit, mortgages on the Gaming Site and Non-Gaming Lands prior to their transfer into trust; and (E) after the Commencement Date occurs, funds on deposit in the Dominion Account to the extent provided in ss.9.2.1(x) of the Development Agreement and the Dominion Agreement, or in any other dominion agreement executed by the Band. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Band other than the limited assets of the Band specified in this subsection.

13.3.2 Consents and Approvals. The enforcement of a determination by an arbitrator that the Band's consent or approval has been unreasonably withheld contrary to the terms of this Agreement.

13.3.3 Injunctive Relief and Specific Performance. The enforcement of a determination by an arbitrator that prohibits the Band from taking any action that would prevent Manager from performing its obligations pursuant to the terms of this Agreement, or that requires the Band to specifically perform any obligation under this Agreement; provided, however, that any injunction against the Band shall be Limited

               Recourse; shall not mandate, preclude or affect payment of any funds of the Band other than undistributed or future Net Revenues of the Enterprise or funds in the Dominion Account; and shall not relate to any asset of the Band other than the Enterprise.

13.3.4 Action to Compel Arbitration. An action to compel arbitration pursuant to this Article 13.

13.4 Damages on Termination for Failure to Obtain NIGC Approval. In the event of termination of this Agreement under ss.12.2 because NIGC Approval has not been obtained within five years after execution of the Agreements, the Band shall be responsible for damages as provided in ss. 14.4 of the Development Agreement but shall not be liable for additional damages under this Agreement.

13.5 Liquidated Damages and Limitations on Remedies. The following liquidated damages and limitations on remedies apply under this Agreement, in addition to those provided elsewhere in this Agreement as to claims and remedies against the Band:

13.5.1 Liquidated Damages Payable by Manager. In the event of a Manager Event of Default prior to the Commencement Date, after such notice and right to cure as may be provided in this Agreement, Manager shall pay liquidated damages as provided in ss. 14.5(i) of the Development Agreement and shall not be liable for additional damages under this Agreement.

13.5.2 Liquidated Damages Payable by the Band. In the event of a Band Event of Default prior to the Commencement Date, after such notice and right to cure as may be provided in this Agreement, the Band shall pay liquidated damages as provided in ss. 14.5(ii) of the Development Agreement and shall not be liable for additional damages under this Agreement.

13.6 Manager Continuing Obligations. Nothing in this Article shall affect or impair Manager's continuing obligations under ss.ss. 9.3 (non-competition) and 18.15 (confidentiality) of this Agreement, all of which shall remain enforceable for the following terms, notwithstanding the termination of the Agreements and payment of liquidated or other damages: (i) as to ss. 9.3, the greater of five years after execution of the Agreements or one year after termination; and (ii) as to ss. 18.15, the greater of five years after execution of the Agreements or two years after termination.

13.7 Termination of Exclusivity. Section 9.1 (Exclusivity in Michigan) of this Agreement shall terminate upon any termination of the Agreements, notwithstanding any breach of the Agreements by the Band.

13.8 Remedies. In consideration of the agreement to liquidated damages to the extent provided above, the Band and Manager each waive the right to actual, consequential, exemplary or punitive damages to the extent that liquidated damages are applicable to a default, but shall retain the right to injunctive relief (i) prior to termination of the Agreements, to enforce rights and remedies thereunder, subject to the Limited Recourse provisions of this Agreement as to the Band and the Band's limited waiver of sovereign immunity; and (ii) after termination, to the extent that provisions of this Agreement specifically survive such termination, subject to such Limited Recourse provisions and limited waiver. The injured party shall, where liquidated damages are not applicable and damages or remedies are not otherwise specified, be entitled to such damages as it may be entitled to under applicable law, subject to such Limited Recourse provisions and limited waiver of the Band's sovereign immunity (which shall apply to all claims against the Band under or relating to the Agreements, in addition to all Loans).

13.9 Band Injunctive Relief. Manager and Band acknowledge and agree that termination of this Agreement and payment of damages may not be a sufficient or appropriate remedy for breach by the Manager, and further agree that the Band shall, upon breach of this Agreement by the Manager, have the right to pursue such remedies (in addition to termination) at law or equity as it determines are best able to compensate it for such breach, including specifically actions to require payment of the Minimum Guaranteed Monthly payment and the Monthly Distribution Payment. The Manager specifically acknowledges and agrees that there will be irreparable harm to the Band and that damages will be difficult to determine if a Manager Event of Default occurs, and the Manager therefor further acknowledges that an injunction and/or other equitable relief will be an appropriate remedy for any such breach.

13.10 No Setoff Against Payments to Band. The Band's right to payment of the Minimum Guaranteed Monthly Payments and the Monthly Distribution Payments until termination shall be absolute and not subject to setoff or recoupment.

13.11 Indemnification on Termination. In the event of termination, (i) Manager shall indemnify and hold the Band harmless against all loss, liability, damage and expense from or arising out of any acts or omissions of Manager prior to termination in violation of, or beyond the scope of its authority under, this Agreement; and (ii) the Band shall indemnify and hold Manager harmless against all loss, liability, damage and expense from or arising out of any acts of Manager prior to termination pursuant to and in accordance with the terms of this Agreement. This covenant shall survive any termination.

13.12 Fees not Damages. In no event shall fees or other non-refundable payments made by Manager to Band, or Tribal Distributions, constitute damages to Manager or be repayable by the Band.

13.13 Undistributed Net Revenues. If on termination the Enterprise has accrued Net Revenues which have not been distributed under ss. 5 of this Agreement, Manager shall receive that Management Fee equal to the Management Fee it would have received for the period prior to termination had the distribution occurred during the term of the Management Agreement, subject to the Band's right of setoff and recoupment.

14        CONSENTS AND APPROVALS

14.1 Band. Where approval or consent or other action of the Band is required, such approval shall mean the written approval of the Pokagon Council evidenced by a resolution thereof, certified by a Band official as having been duly adopted, or such other person or entity designated by resolution of the Pokagon Council. Any such approval, consent or action shall not be unreasonably withheld or delayed; provided that the foregoing does not apply where a specific provision of this Agreement allows the Band an absolute or unilateral right to deny approval or consent or withhold action.

14.2 Manager. Where approval or consent or other action of Manager is required, such approval shall mean the written approval of the Managing Officer. Any such approval, consent or other action shall not be unreasonably withheld or delayed.

14.3 Business Board. Where approval or consent or other action of the Business Board is required, any such approval, consent or other action shall not be unreasonably delayed.

15        DISCLOSURES

15.1 Shareholders and Directors. Manager warrants that on the date of this Agreement its Affiliates, directors, officers and shareholders owning five percent (5%) or more of the stock of Manager are those listed on EXHIBIT A.

15.2      Warranties. Manager further warrants and represents as follows:

15.2.1 No officer, director or individual owner of five percent (5%) or more of the stock of Manager or any Affiliate of Manager has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime, except, as to Lyle Berman, an arrest prior to 1980 for a gaming offense that did not result in a conviction; and

15.2.2 No person or entity listed on EXHIBIT A to this Agreement, including any officers and directors of Manager, has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime, except, as to Lyle Berman, an arrest prior to 1980 for a gaming offense that did not result in a conviction.

15.2.3 Manager agrees that all of its directors and officers and any individual owners of five percent (5%) or more of the stock of Manager (whether or not involved in the Enterprise), shall:

15.2.3.1             consent to background investigations to be conducted by the
               Band, the State, the Federal Bureau of Investigation (the "FBI") or any law enforcement authority to the extent required by the IGRA and the Compact;

15.2.3.2             be subject to licensing requirements in accordance with
               Band law and this Agreement;

15.2.3.3             consent to a background, criminal and credit investigation to be conducted by or for the NIGC, if required;

15.2.3.4             consent to a financial and credit investigation to be
               conducted by a credit reporting or investigation agency at the request of the Band;

15.2.3.5             cooperate fully with such investigations; and

15.2.3.6             disclose any information requested by the Band which would facilitate the background and financial investigation.

         Any materially false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of Manager or an employee of the Band shall result in the immediate dismissal of such employee. The results of any such investigation may be disclosed by the Band to federal officials and to such other regulatory authorities as required by law.

15.3 Disclosure Amendments. Manager agrees that whenever there is any material change in the information disclosed pursuant to this Article 15 it shall notify the Band of such change not later than thirty (30) days following the change or within ten days after it becomes aware of such change, whichever is later. The Band shall, in turn, provide the Secretary of the Interior and/or the NIGC (whichever is applicable) copies of any such notifications. All of the warranties and agreements contained in this Article 15 shall apply to any person or entity who would be listed in this Article 15 as a result of such changes.

15.4 Breach of Manager's Warranties and Agreements. The material breach of any warranty or agreement of Manager contained in this Article 15 shall be grounds for immediate termination of this Agreement; provided that (a) if a breach of the warranties contained in ss.ss. 15.2.2 or
          15.2.3 is discovered, and such breach was not disclosed by any background check conducted by the FBI as part of the BIA or other federal approval of this Agreement, or was discovered by the FBI investigation but all officers and directors of Manager sign sworn affidavits that they had no knowledge of such breach, then Manager shall have thirty (30) days after notice from the Band to terminate the interest of the offending person or entity and if such termination takes place, this Agreement shall remain in full force and effect; and
          (b) if a breach relates to a failure to update changes in financial position or additional gaming related activities, then Manager shall have thirty (30) days after notice from the Band to cure such default prior to termination.

16        NO PRESENT LIEN, LEASE OR JOINT VENTURE.

          The parties agree and expressly warrant that neither the Management Agreement nor any exhibit thereto is a mortgage or lease and, consequently, does not convey any present interest whatsoever in the Facility or the Gaming Site, nor any proprietary interest in the Enterprise itself; except, with regard to the Dominion Account, the security interest created by the Dominion Agreement. The parties further agree and acknowledge that it is not their intent, and that this Agreement shall not be construed, to create a joint venture between the Band and Manager; rather, Manager shall be deemed to be an independent contractor for all purposes hereunder.

17        CONCLUSION OF THE MANAGEMENT TERM.

         Upon the conclusion or the termination of this Agreement, Manager shall take reasonable steps for the orderly transition of management of the Enterprise to the Band or its designee pursuant to a transition plan; such transition period shall be for a reasonable period but not less than sixty days. Manager shall cooperate fully with the Band in that regard. No later than four months before the expiration of the Term of this Agreement, Manager shall submit to the Business Board and the Band a transition plan which shall be sufficient to allow the Band to operate the Enterprise and provide for the orderly transition of the management of the Enterprise.

18        MISCELLANEOUS

18.1 Situs of the Contracts. This Agreement, as well as all contracts entered into between the Band and any person or any entity providing services to the Enterprise, shall be deemed entered into in Michigan, and shall be subject to all Legal Requirements of the Band and federal law as well as approval by the Secretary of the Interior where required by 25 U.S.C.ss.81 or by the Chairman of the NIGC where required by the IGRA.

18.2 Notice. Any notice required to be given pursuant to this Agreement shall be delivered to the appropriate party by Certified Mail Return Receipt Requested, or by overnight mail or courier service to the following addresses:

                  If to the Band:

                  Pokagon Band of Potawatomi Indians
                  53237 Townhall Road
                  Dowagiac, MI 49047
                  Attn:  Chairman, Tribal Council

                  with a copy to:

                  Daniel Amory, Esq.
                  Drummond Woodsum & MacMahon
                  P.O. Box 9781
                  Portland, ME 04104-5081

                  and to:

                  Robert Gips, Esq.
                  Gips and Associates
                  71 Myrtle Avenue, Suite 2000

                  South Portland, ME 04106

                  If to Manager:

                  Lakes Gaming, Inc.
                  130 Cheshire Lane
                  Minnetonka, MN 55305

                  with a copy to:

                  Douglas S. Twait, Esq.
                  Johnson Hamilton Quigley Twait & Foley, PLC
                  First National Bank Building
                  Suite W1450
                  332 Minnesota Street
                  Saint Paul, MN 55101-1314





                  and to:

                  Brian J. Klein, Esq.
                  Maslon Edelman Borman & Brand, LLP
                  3300 Norwest Center
                  90 South Seventh Street
                  Minneapolis, MN 55402

          or to such other different address(es) as Manager or the Band may specify in writing. Any such notice shall be deemed given three days following deposit in the United States mail, one day following delivery to a courier service or upon actual delivery, whichever first occurs.

18.3 Relationship. Manager and the Band shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

18.4 Further Actions. The Band and Manager agree to execute all contracts, agreements and documents and to take all actions reasonably necessary to comply with the provisions of this Agreement and the intent hereof.

18.5 Waivers. No failure or delay by Manager or the Band to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No wavier of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

18.6 Captions. The captions for each section and subsection are intended for convenience only.

18.7 Severability. If any provision, or any portion of any provision, of this Agreement is found to be invalid or unenforceable, such unenforceable provision, or unenforceable portion of such provision, shall be deemed severed from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement. If any provision, or any portion of any provision, of this Agreement is deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

18.8 Advances. Except as otherwise provided in the Agreements, any amounts advanced by Manager or the Band related to the operation of the Enterprise shall accrue interest at the Band Interest Rate and shall be treated according to GAAP.

18.9 Third Party Beneficiary. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto as such are authorized by this Agreement.

18.10 Survival of Covenants. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

18.11 Estoppel Certificate. Manager and the Band agree to furnish to the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Enterprise as may be reasonably requested.

18.12 Periods of Time; Time of Essence. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the Band or the State of Michigan, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday. Time is of the essence.

18.13 Exhibits. All exhibits attached hereto are incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein.

18.14 Successors and Assigns. The benefits and obligations of this Agreement shall inure to and be binding upon the parties hereto and their respective permitted successors and assigns.

18.15 Confidential and Proprietary Information. Both parties agree that any information received concerning the other party during the performance of this Agreement, regarding the parties' organization, financial matters, marketing and development plans for the Enterprise, the Gaming Site, or other information of a proprietary nature (the "Confidential Information") will be treated by both parties in full confidence and except as required to allow Manager and the Band to perform their respective covenants and obligations hereunder, or in response to legal process, and will not be revealed to any other persons, firms or organizations. This provision shall survive the termination of this Agreement as provided in ss. 13.6. The obligations not to use or disclose the Confidential Information shall not apply to Confidential Information (a) which has been made previously available to the public by the Band or Manager or becomes generally available to the public, unless the Confidential Information being made available to the public results in a breach of this Agreement; (b) which prior to disclosure to the Band or Manager was already rightfully in any such persons' possession; (c) which is obtained by the Band or Manager from a third party who is lawfully in possession of such Information, and not in violation of any contractual, legal or fiduciary obligation to the Band or Manager, with respect to such Confidential Information and who does not require the Band or Manager to refrain from disclosing such Confidential Information to others; or (d) by the Band, if such Confidential Information pertains to the Gaming Site or the Enterprise, in connection with the Band's development, construction and operation of a gaming facility after termination of the Agreements.

18.16 Patron Dispute Resolution. Manager shall submit all patron disputes concerning play to the Gaming Regulatory Authority pursuant to the Band Gaming Ordinance, and the regulations promulgated thereunder.

18.17 Modification. Any change to or modification of this Agreement must be in writing signed by both parties hereto and shall be effective only upon approval by the Chairman of the NIGC, the date of signature of the parties notwithstanding.

18.18 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and any documents executed by the parties simultaneously herewith, including the Development Agreement, the Lakes Note, the Transition Loan Note, the Non-Gaming Acquisition Line of Credit, the Control Agreement and the Security Agreement which are expressly incorporated herein by reference, constitutes the entire understanding and agreement of the parties hereto and supersedes all other prior agreements and understandings, written or oral between the parties.

18.19 Government Savings Clause. Each of the parties agree to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, Bureau of Indian Affairs, the office of the field Solicitor, the NIGC, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Band or Manager under this Agreement or any other agreement or document related hereto.

18.20 Preparation of Agreement. This Agreement was drafted and entered into after careful review and upon the advice of competent counsel; it shall not be construed more strongly for or against either party.

18.21 Consents. Except where expressly indicated that an agreement or consent is in the sole or unilateral discretion of a party, no agreement or consent under this Agreement shall be unreasonably withheld or delayed.

18.22 Execution. This Agreement may be executed in four counterparts, two to be retained by each party. Each of the four originals is equally valid. This Agreement shall be binding upon both parties when properly executed and approved by the Chairman of the NIGC (the "Effective Date").

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                      The next page is the signature page.]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

The Pokagon Band of Potawatomi Indians       Great Lakes Gaming of Michigan, LLC




By:                                     By:
   ------------------------------          -----------------------------------

Its Council Chairman                    Its:


By:
   ------------------------------
Its Secretary


                                        Approved pursuant to 25 U.S.C.ss.2711

                                        NATIONAL INDIAN GAMING
                                        COMMISSION


                                        By
                                          -------------------------------------
                                        Print name:
                                                   ----------------------------
                                        Its Chairperson